Exhibit 4.1
COUNTRYWIDE CREDIT INDUSTRIES, INC.
401(k) SAVINGS AND INVESTMENT PLAN
As amended and restated
effective January 1, 1997

TABLE OF CONTENTS

PURPOSE	1

ARTICLE 1 DEFINITIONS	2

1.01 “Account”	2
1.02 “Actual Contribution Percentage”	2
1.03 “Actual Deferral Percentage”	2
1.04 “Administrator”	2
1.05 “Affiliated Company”	2
1.06 “After-Tax Contribution”	2
1.07 “Annual Addition:	3
1.08 “Beneficiary”	3
1.09 “Board of Directors”	3
1.10 “Code”	3
1.11 “Company”	3
1.12 “Company Stock”	3
1.13 “Compensation”	3
1.14 “Designated Fiduciary”	3
1.15 “Eligible Employee”	3
1.16 “Employee”	4
1.17 “Employer Discretionary Contributions”	4
1.18 “Employer Matching Contributions”	4
1.19 “Entry Date”	4
1.20 “ERISA”	4
1.21 “Highly Compensated Employee”	4
1.22 “Investment Fund”	4
1.23 “Limitation Year”	4
1.24 “Non-Highly Compensated Employee”	4
1.25 “Participant”	4
1.26 “Participating Employer”	5
1.27 “Plan”	5
1.28 “Plan Year”	5
1.29 “Required Beginning Date”	5
1.30 “Rollover Contribution”	5
1.31 “Salary Deferral Contribution”	5
1.32 “Section 415 Compensation”	5
1.33 “Section 415 Employer”	5
1.34 “Total Disability”	5
1.35 “Trust Agreement”	5
1.36 “Trust Fund”	5
1.37 “Trustee”	5
1.38 “Valuation Date”	6

ARTICLE 2 DEFINITIONS AND RULES FOR DETERMINING SERVICE	6

2.01 “Approved Absence”	6
2.02 “Break in Service”	6
2.03 “Eligibility Computation Period”	6
2.04 “Employer Contribution Eligibility Computation Period”	6
2.05 “Employment Commencement Date”	7
2.06 “Employment Recommencement Date”	7
2.07 “Hours of Service”	7
2.08 “Maternity or Paternity Leave of Absence”	8
2.09 “Year of Service”	8
2.10 Rules for Crediting Service	8
2.11 Absence Due to Military Leave	9
2.12 Special Rule in Connection with Certain Spin-offs and Mergers	9
2.13 Special Rule in Connection with Certain Acquisition Transactions	9

ARTICLE 3 PARTICIPATION IN THE PLAN	9

3.01 Eligibility to Participate	9
3.02 Break in Service	10
3.03 Cessation of Eligibility to Participate	11
3.04 Data	11

ARTICLE 4 PARTICPANT CONTRIBUTIONS	11

4.01 Salary Deferral Contributions	11
4.02 Rollover Contributions	12

ARTICLE 5 EMPLOYER CONTRIBUTIONS	12

5.01 Employer Matching Contributions	12
5.02 Employer Discretionary Contributions	13
5.03 Time of Payment of Contributions	13
5.04 Form of Contributions	13

ARTICLE 6 LIMITATIONS ON CONTRIBUTIONS	14

6.01 Definitions	14
6.02 Annual Limitation on Salary Deferral Contributions	15
6.03 Limitations on Salary Deferral Contributions Applicable to Highly Compensated Employees	15
6.04 Limitations on Employer Matching Contributions Applicable to Highly Compensated Employees	15
6.05 Combined Limitations on Salary Deferral Contributions and Employer Matching Contributions	16
6.06 Correction of Excess Salary Deferral Contributions and Excess Employer Matching Contributions	16
6.07 Forfeiture of Employer Matching Contributions	17
6.08 Limitations of Contributions Applicable to All Participants	17
6.09 Reduction of Excess Annual Additions	18
6.10 Deduction Limitation Applicable to Employer Contributions	19

ARTICLE 7 PARTICPANTS’ ACCOUNTS	19

7.01 Separate Accounts	19
7.02 Contributions to Accounts	19
7.03 Valuation of Accounts	19
7.04 Segregated Accounts	20

ARTICLE 8 TRUST FUND AND INVESTMENT OF ACCOUNTS	20

8.01 Trust Fund and Trustees	20
8.02 Investment Funds	20
8.03 Investment Direction	20
8.04 Limitations on Investment in Company Stock	21
8.05 Voting and Tendering of Company Stock	21

ARTICLE 9 VESTING AND FORFEITURE	22

9.01 Salary Deferral Contribution Account and Rollover Contribution Account	22
9.02 Employer Contribution Account	22
9.03 Forfeiture	22
9.04 Restoration of Forfeitures	22
9.05 Application of Forfeitures	23
9.06 Change in Vesting Schedule	23
9.07 Vesting Upon Termination Following a Change in Control	23

ARTICLE 10 LOANS TO PARTICIPANTS	24

10.01 General	24
10.02 Maximum Loan Amount	24
10.03 Loan Terms	24
10.04 Collateral	25
10.05 Treatment of Loan Payments	25
10.06 Default	25
10.07 Suspension for Military Leave	25

ARTICLE 11 WITHDRAWS DURING SERVICE	26

11.01 Financial Hardship	26
11.02 Withdrawals After Age 59 ½	27
11.03 General Rules Applying to Withdrawals	27

ARTICLE 12 ESOP ACCOUNT DIVERSIFICATION	28

12.01 General	28
12.02 Diversification of ESOP Account	28

ARTICLE 13 DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT	29

13.01 Termination of Employment Prior to Age 65	29
13.02 Termination of Employment At or After Age 65	30
13.03 Death	30
13.04 Beneficiary Designation	30
13.05 Form of Payment	31
13.06 Direct Transfer of Eligible Rollover Distribution	32
13.07 Mandatory Distribution	32

ARTICLE 14 ADMINISTRATION	32

14.01 Administrator	32
14.02 Administrator’s Authority and Powers	32
14.03 Delegation of Duties	33
14.04 Fiduciary Responsibilities With Respect to Company Stock	33
14.05 Charges on Participant’s Accounts	33
14.06 Expenses	33
14.07 Compensation	34
14.08 Exercise of Discretion	34
14.09 Fiduciary Liability	34
14.10 Indemnification by Participating Employers	34
14.11 Plan Participation by Fiduciaries	34
14.12 Missing Persons	34
14.13 Claims Procedure	35

ARTICLE 15 AMENDMENT AND TERMINATION OF PLAN	36

15.01 Amendment	36
15.02 Right to Terminate Plan	36
15.03 Consequences of Termination	37

ARTICLE 16 PARTICIPATING EMPLOYERS	37

16.01 Adoption by Other Employers	37
16.02 Delegation of Powers and Authority	37
16.03 Termination of Participation	37

ARTICLE 17 TOP-HEAVY PLAN PROVISIONS	38

17.01 Applicability	38
17.02 Definitions	38
17.03 Minimum Contributions	40
17.04 Compensation Limitation	41
17.05 Aggregate Limit on Contributions and Benefits for Key Employers	41

ARTICLE 18 GENERAL PROVISIONS	41

18.01 Trust Fund Sole Source of Payments for Plan	41
18.02 Exclusive Benefit	41
18.03 Non-Alienation	41
18.04 Qualified Domestic Relations Order	42
18.05 Incapacity	42
18.06 Employment Rights	42
18.07 Return of Contributions	42
18.08 Distribution of Salary Deferral Contributions in Event of Merger or Sale	42
18.09 Merger, Consolidation or Transfer	43
18.10 Action by the Company	43
18.11 Applicable Law	43
18.12 Rules of Construction	44
18.13 Severability of Provisions	44
18.14 Withholding	45

APPENDIX A DEFINITION OF CHANGE IN CONTROL

APPENDIX B RULES APPLYING TO PARTICIPANT LOANS

APPENDIX C CERTAIN MERGER AND SPINOFF TRANSACTIONS

APPENDIX D SPECIAL SERVICE RECOGNITION PROVISIONS AND LOAN ROLLOVERS

COUNTRYWIDE CREDIT INDUSTRIES, INC.
401(k) SAVINGS AND INVESTMENT PLAN
As amended and restated
effective January 1, 1997
PURPOSE
The purpose of the Countrywide Credit Industries, Inc. 401(k) Savings and Investment Plan is to provide eligible employees of Countrywide Credit Industries, Inc. and of other participating employers with an opportunity to increase their savings on a tax-favored basis.
The Plan is intended to (1) qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 412, and 417 of the Internal Revenue Code of 1986, as amended (the “Code”), (2) qualify as a cash or deferred arrangement under Section 401(k) of the Code, and (3) comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended.
The Plan originally was adopted by Countrywide Credit Industries, Inc. effective September 1, 1984.
Effective October 1, 1991, the Countrywide Credit Industries, Inc. Profit Sharing Stock Ownership Plan (“ESOP”) was merged into the Plan and the ESOP accounts were transferred to the Plan. Effective thereafter, the Plan consisted of a profit-sharing plan with 401(k) and employee stock ownership plan features, and the portion of the Plan consisting of the ESOP accounts is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.
The Plan was amended and restated effective January 1, 1992. The Internal Revenue Service issued a favorable determination letter dated June 1, 1993 (File Folder Number 950041329) with respect to the Plan as amended and restated, including amendments adopted on November 15, 1993.
The Plan was again amended and restated on May 6, 1996.
The plan document sets forth the provisions of the Plan as amended and restated effective January 1, 1997 except as otherwise specifically provided in the Plan. This amendment and restatement reflects the applicable provisions of the Uruguay Round Agreements Act (Pub. L. 103-188); the Uniformed Services Employment and Reemployment Rights Act of 1994 (Pub. L. 103-353); the Small Business Job Protection Act of 1996 (Pub. L. 104-188); the Taxpayer Relief Act of 1997 (Pub. L. 105-34); the Internal Revenue Service Restructuring and Reform Act of 1998 (Pub. L. 105-206); and the Community Renewal Tax Relief Act of 2000 (Pub. L. 106-554). All issues arising with respect to participation in the Plan prior to January 1, 1997 shall be determined by the terms and provisions of the Plan as in effect prior to January 1, 1997 except as otherwise specifically provided in the Plan.

ARTICLE 1
DEFINITIONS
Wherever used herein, the following terms shall have the following meanings:
1.01 “Account” means the entire interest of a Participant in the Trust Fund and shall refer, as the context indicates, to any or all of the following subaccounts:
(a)	“Employer Contribution Account” means that portion of the Participant’s Account attributable to the Employer Matching Contributions and Employer Discretionary Contributions made on the Participant’s behalf by a Participating Employer as adjusted for withdrawals and distributions and the earnings, losses and expenses attributable thereto.

(b)	“ESOP Account” means that portion of the Participant’s Account attributable to the transfer of the Participant’s account under the Countrywide Credit Industries, Inc. Profit Sharing Stock Ownership Plan, if any, as adjusted for withdrawals and distributions and the earnings, losses and expenses attributable thereto.

(c)	“Rollover Contribution Account” means that portion of the Participant’s Account attributable to the Participant’s Rollover Contributions, if any, as adjusted for withdrawals and distributions and the earnings, losses and expenses attributable thereto.

(d)	“Salary Deferral Contribution Account” means that portion of the Participant’s Account attributable to the Salary Deferral Contributions made on the Participant’s behalf by a Participating Employer as adjusted for withdrawals and distributions and the earnings, losses and expenses attributable thereto.
1.02 “Actual Contribution Percentage” means the contribution percentage as defined in Section 6.04(b).
1.03 “Actual Deferral Percentage” means the deferral percentage as defined in Section 6.03(c).
1.04 “Administrator” means the Company or such other person or committee designated by the Company to administer the Plan in accordance with Article 14.
1.05 “Affiliated Company” means, with respect to any Participating Employer, any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Participating Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Participating Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Participating Employer; and any other entity required to be aggregated with the Participating Employer pursuant to regulations under Section 414(o) of the Code, Except as provided in Appendix D, an Affiliated Company shall not be deemed an Affiliated Company for any purpose under the Plan with respect to any period before it became an Affiliated Company or after it ceases to be an Affiliated Company.

1.06 “After-Tax Contribution” means a Participant voluntary contribution that is included in the Participant’s taxable income in the year earned. After-Tax Contributions are not permitted under the Plan.
1.07 “Annual Addition” means annual addition as defined in Section 6.01(a).
1.08 “Beneficiary” means any person entitled to receive payment of a Participant’s Account pursuant to Section 13.04 as a result of the death of the Participant.
1.09 “Board of Directors” means the Board of Directors of the Company.
1.10 “Code” means the Internal Revenue Code of 1986, as amended.
1.11 “Company” means Countrywide Credit Industries, Inc. or any successor by merger, consolidation or sale of assets.
1.12 “Company Stock” means the common stock of Countrywide Credit Industries, Inc.
1.13 “Compensation” means for any Plan Year a Participant’s wages as defined in Section 3401(a) of the Code (for purposes of federal income tax withholding) determined without regard to any rules that limit remuneration included in wages based on the nature or location of the employment or the services performed, subject to the following inclusions and exclusions:
(a)	including employer contributions made pursuant to a compensation reduction agreement which are not includible in the gross income of a Participant under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code and for Plan Years beginning on or after January 1, 2001, Section 132(f)(4) of the Code;

(b)	excluding any amounts paid as moving expenses, shift differential, call-in pay and any other amounts paid on an irregular or discretionary basis as bonuses or special awards;

(c)	excluding any wages paid by reason of services performed (i) prior to the effective date of the Participant’s participation in the Plan and (ii) after the Participant ceases to be an Eligible Employee; and

(d)	excluding amounts paid to or in respect of Employees who are on international assignment for expenses related directly to such assignment such as allowances and relocation expenses.
The maximum amount of Compensation that may be taken into account with respect to any Employee for any Plan Year shall not exceed the amount of annual Compensation permitted to be taken into account for such Plan Year under Section 401(a)(17) of the Code, as adjusted for cost-of-living increases in accordance with applicable regulations and rulings.
1.14 “Designated Fiduciary” means the Trustee or any other person who is designated by the Company as a “named fiduciary” (within the meaning of Section 403(a)(l) of ERISA) for purposes of the exercise of voting, tender, and other stockholder rights with respect to Company Stock in accordance with Section 8.05.

1.15	“Eligible Employee” means any Employee employed by a Participating Employer, but excluding:

(a)	any individual who is covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining and to which a Participating Employer is a party, and which agreement does not provide for participation in the Plan;

(b)	any individual who is not otherwise employed by a Participating Employer but who (i) is a “leased employee” with respect to whose services such Participating Employer is the recipient within the meaning of Section 414(n)(2) of the Code but to whom Section 414(n)(5) of the Code does not apply, or (ii) is treated as a leased employee by a Participating Employer in accordance with such employer’s usual employment policies and procedures;

(c)	any individual who is eligible to participate in another tax-qualified profit sharing plan with a cash or deferred arrangement sponsored or maintained by a Participating Employer;

(d)	any individual who is a nonresident alien who receives no compensation from sources within the United States (within the meaning of 861(a)(3) of the Code);

(e)	any temporary Employee as determined by the Participating Employer, whose Employment Commencement Date (as defined in Section 2.05) is after December 31, 2001, and who has not completed a Year of Service (as defined in Section 2.09(b)); and

(f)	any individual not classified by the Participating Employer as an employee on the Participating Employer’s payroll records, although the individual is later determined to have been misclassified. An individual who (1) is considered an Employee solely by reason of being classified by a Participating Employer as a leased employee or (2) is classified by a Participating Employer as an independent contractor, shall not be an Eligible Employee, regardless of whether, for employment tax or other purposes, the individual is subsequently determined not to be a leased employee or independent contractor. For purposes of determining eligibility under the Plan, the classification to which an individual is assigned by a Participating Employer shall be final and conclusive, regardless of whether a court or other entity subsequently finds that such individual should have been assigned to a different classification.
1.16 “Employee” means any individual who is treated as a common law employee of a Participating Employer in accordance with its usual employment policies and procedures
1.17 “Employer Discretionary Contributions” means the contributions made by a Participating Employer on behalf of Participants as described in Section 5.02.
1.18 “Employer Matching Contributions” means the contributions made by a Participating Employer on behalf of Participants as described in Section 5.01.
1.19 “Entry Date” means the first day of each calendar month.
1.20 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
1.21 “Highly Compensated Employee” has the meaning set forth in Section 6.01 (b).

1.22 “Investment Fund” means one or more of the investment vehicles made available to Participants for investment of their Accounts pursuant to Article 8.
1.23 “Limitation Year” means the year as defined Section 6.01(c).
1.24 “Non-highly Compensated Employee” has the meaning set forth in Section 6.01 (d).
1.25 “Participant” means any Eligible Employee or former Eligible Employee who has met the participation requirements set forth in Article 3. “Participant” shall, solely for purposes of Articles 7, 8, 13, 14, 15, 16 and 18 and Appendix B and Sections 3.04, 4.02, 9.01, and 11.03 (and any other definitions in this Article 1 pertinent thereto), also include individuals who have made Rollover Contributions or otherwise established Rollover Accounts hereunder without regard to whether such individuals have satisfied the criteria for eligibility under Article 3 hereof.
1.26 “Participating Employer” means (a) the Company, and (b) any Affiliated Company or entity which has adopted the Plan in accordance with the requirements of Article 16.
1.27 “Plan” means the Countrywide Credit Industries, Inc. 401(k) Savings and Investment Plan, a profit sharing plan as set forth herein and as may be amended from time to time.
1.28 “Plan Year” means the calendar year.
1.29 “Required Beginning Date” means:
(a)	for calendar years commencing prior to January 1, 2001, and for five-percent (5%) owners regardless of the commencement date for a calendar year, April 1 of the calendar year following the calendar year in which the Participant attained age 70 1/2;

(b)	for calendar years commencing after January 1, 2001, April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or retires; provided, that the Participant is not a five-percent (5%) owner.
Notwithstanding the above, any Participant attaining age 70 1/2 in 1999 and 2000 may elect by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2, to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made the Participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70 1/2.
1.30 “Rollover Contribution” means the contribution made to the Plan by an Eligible Employee pursuant to Section 4.02 of all or part of the amount distributed to the Eligible Employee from another qualified plan excluding any amount that is not an “eligible rollover distribution” as defined in Section 402(f)(2)(A) of the Code from an “eligible retirement plan” as defined Section 402(c)(8)(B) of the Code.
1.31 “Salary Deferral Contributions” means the contributions made by a Participating Employer on behalf of a Participant pursuant to the Participant’s election to defer Compensation under Section 4.01.
1.32 “Section 415 Compensation” means compensation as defined in Section 6.01(e).
1.33 “Section 415 Employer” means a an employer as defined in Section 6.08(d).

1.34 “Total Disability” means, with respect to any Participant, a disability with respect to which he or she is eligible for and is receiving benefits under the Company’s long term disability plan.
1.35 “Trust Agreement” means the agreement between the Company and the Trustee under which the assets are held, administered and managed.
1.36 “Trust Fund” means all assets under the Plan held by the Trustee.
1.37 “Trustee” means any person, bank, or such other trustee or trustees under the Trust Agreement as may be appointed by the Company to hold, invest and disburse the funds of the Plan.
1.38 “Valuation Date” means each business day and such other dates as may be selected by the Administrator for valuing the Trust Fund.
ARTICLE 2
DEFINITIONS AND RULES FOR DETERMINING SERVICE
2.01 “Approved Absence” means an Employee’s approved leave of absence from employment because of illness, disability, pregnancy, educational pursuits, service as a juror, or temporary employment with a government agency, or other leave of absence approved by the Participating Employer or Affiliated Company. An Approved Absence also includes any leave of absence in accordance with the requirements of the Family and Medical Leave Act of 1993. The Participating Employer or Affiliated Company that employs the Employee shall determine the first and last days of any Approved Absence.
2.02 “Break in Service” means a Plan Year during which an Employee fails to complete more than 501 Hours of Service with the Company or Affiliated Company.
Solely for purposes of determining whether an Employee has a Break in Service, Hours of Service shall be recognized during an Approved Absence or a Maternity or Paternity Leave of Absence. During such absence, the Employee shall be credited with the Hours of Service which would have been credited but for the absence, or, if such hours cannot be determined, with eight (8) hours per day. Credit shall be given only after the Employee has furnished to the Administrator such timely information as the Administrator may reasonably require to establish that the absence is for a reason described herein.
No more than 501 Hours of Service shall be credited by reason of any one pregnancy or placement. Hours of Service credited shall be credited solely for purposes of determining whether a Break in Service has occurred in a computation period. All Hours of Service credited shall be credited only in the computation period in which the absence from work begins if any of such Hours of Service are required in that computation period to avoid a Break in Service. If none of the Hours of Service credited hereunder are required to avoid a Break in Service in the computation period in which the absence begins, then the Hours of Service will be credited to the next computation period.
2.03 “Eligibility Computation Period” means (a) the 3-consecutive calendar month period beginning with the calendar month in which an Employee’s Employment Commencement Date occurs if the Employee has completed 250 or more Hours of Service during such period, or (b) in the case of an Employee who fails to complete 250 or more Hours of Service during his first Eligibility Computation

Period, any calendar quarter commencing after the Employee’s Employment Commencement Date during which the Employee completes 250 or more Hours of Service.
2.04 “Employer Contribution Eligibility Computation Period” means (a) the 12-consecutive calendar month period beginning with the calendar month in which an Employee’s Employment Commencement Date occurs if the Employee has completed 1,000 or more Hours of Service during such period, or (b) in the case of an Employee who fails to complete 1,000 or more Hours of Service during his first Employer Contribution Eligibility Computation Period, any Plan Year commencing after the Employee’s Employment Commencement Date during which the Employee completes 1,000 or more Hours of Service.
2.05 “Employment Commencement Date” means the first day on which an Employee is entitled to be credited with an Hour of Service for the Company or an Affiliated Company.
2.06 “Employment Recommencement Date” means the first day on which an Employee is entitled to be credited with an Hour of Service for the Participating Employer or an Affiliated Company following a Break in Service.
2.07 “Hours of Service” means, for an Employee:
(a)	Each hour for which an Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Participating Employer or an Affiliated Company. Each such hour shall be credited to the Employee for the computation period or periods in which the duties are performed;

(b)	Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Participating Employer or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Each such hour shall be credited to the Employee for the computation period or periods in which such period occurs, subject to the following rules:
(i)	No more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), and

(ii)	Hours of Service will not be credited under this paragraph (b) for which payment by the Company or an Affiliated Company is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws or where payment solely reimburses the Employee for medical or medically-related expenses incurred by the Employee; and
(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Participating Employer or an Affiliated Company. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

For Employees for whom the Company or an Affiliated Company does not maintain records sufficient to determine Hours of Service, Hours of Service shall be credited for each payroll period of the Employee for which the Employee receives or is entitled to receive compensation as follows:

Payroll Period	Hours of Service Credited
(1) Daily	10
(2) Weekly	45
(3) Bi-Weekly	90
(4) Semi-Monthly	95
(5) Monthly	190
Hours of Service will be calculated and credited in a manner consistent with Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference.
2.08 “Maternity or Paternity Leave of Absence” means an absence from work by reason of the Employee’s pregnancy, birth of a child of the Employee, placement of a child with the Employee in connection with adoption, or any absence for purposes of caring for such a child for a period immediately following such birth or placement.
2.09 “Year of Service” means:
(a)	For purposes of determining an Employee’s vested status under the Plan, any Plan Year during which the Employee is credited with at least 1,000 Hours of Service with the Participating Employer or an Affiliated Company; and

(b)	For purpose of determining an Employee’s eligibility to participate under the Plan, the twelve month period commencing on the date an Employee first completed an Hour of Service with the Participating Employer or an Affiliated Company, or any Plan Year during which an Employee is credited with at least 1,000 Hours of Service with the Participating Employer or an Affiliated Company.
Except as authorized by the Company, an Employee shall not receive credit for any Years of Service with an Affiliated Company prior to the date on which such company first became an Affiliated Company.
2.10 Rules for Crediting Service
If a Participant is reemployed by the Participating Employer or an Affiliated Company after a Break in Service, the following special rules shall apply in determining the Participant’s Years of Service:
(a)	In the case of a Participant who is reemployed before the occurrence of five (5) consecutive Breaks in Service:
(i)	Years of Service completed prior to such break will not be taken into account until the Participant has completed a Year of Service following his or her Employment Recommencement Date; and

(ii)	both pre-break and post-break Years of Service will count in vesting his or her pre-break and post-break Account balances.

(b)	In the case of Participant who is reemployed after the occurrence of five (5) or more consecutive Breaks in Service (or who is reemployed prior to such occurrence but does not make the repayment provided for in Section 9.04):
(i)	separate Employer Contribution Accounts will be maintained to reflect the Participant’s pre-break and post-break Account balances; and

(ii)	all Years of Service after such Breaks in Service will be disregarded for the purposes of vesting the pre-break Account balance, but both pre-break and post-break Years of Service will count for purposes of vesting the Account balance that accrues after such break.
2.11 Absence Due to Military Service.
Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
2.12 Special Rule in Connection with Certain Spinoffs and Mergers.
Notwithstanding any provision of the Plan to the contrary, to the extent specified in a resolution of the Board of Directors, assets and liabilities of Accounts may be transferred to the trustee of another company’s qualified plan. The names of the company qualified plan and trustee accepting the transfer, as well as the nature of the assets, shall be set forth in Appendix C hereof. Thereafter, each Account shall be governed by the terms and conditions of the qualified plan accepting the transfer. Transfer of a Participant’s Account and assets related to such Account shall completely discharge all obligations of the Company and Plan to a Participant, a company to which the Participant was transferred and a plan and trust to which the assets were transferred.
2.13 Special Rule in Connection with Certain Acquisition Transactions.
Notwithstanding any provision of the Plan to the contrary, to the extent specified in a resolution of the Board of Directors, the service of any Employee with a corporation or other trade or business prior to its acquisition by the Company or an Affiliated Company shall be recognized hereunder as though such service were rendered for a Participating Employer hereunder. The name of the corporation or other trade or business the preacquisition service for which is so recognized and the purposes for which such preacquisition service is recognized (e.g., eligibility, vesting, etc.) shall be set forth in Appendix D hereof.
ARTICLE 3
PARTICIPATION IN THE PLAN
3.01 Eligibility to Participate.
(a)	The following provisions shall apply for the purpose of determining an Eligible Employee’s participation in the Plan.
(i)	Each Employee as of January 1, 1997 who was a participant in the Plan immediately prior to January 1, 1997 shall continue to be a Participant as of January 1, 1997.

(ii)	Each Employee who was not eligible to participate immediately prior to January 1, 1997 shall become a Participant upon the Entry Date coincident with or next following the date he or she meets the following requirements:
(A)	Attainment of age 21; and

(B)	Completion of the Eligibility Computation Period,

if he or she is then an Eligible Employee.
(iii)	If an individual is not an Eligible Employee on the date such individual would otherwise become a Participant pursuant to Section 3.01(a)(ii), such individual shall become a Participant as of the first date thereafter on which he or she is an Eligible Employee.

(iv)	A Participant who ceases to be an Eligible Employee, by separation from service or otherwise, and who later becomes an Eligible Employee, shall become a Participant on the Entry Date coincident with or immediately following the date on which he or she first again completes an Hour of Service as an Eligible Employee.
(b)	The following provisions apply for the purpose of determining a Participant’s eligibility to receive allocations of Employer Matching Contributions and Employer Discretionary Contributions:
(i)	Each Participant as of January 1, 1997, who was eligible to receive allocations of Employer Matching Contributions and Employer Discretionary Contributions immediately prior to January 1, 1997, shall be eligible for this purpose as of January 1, 1997.

(ii)	A Participant who was not eligible to receive allocations of Employer Matching Contributions and Employer Discretionary Contributions immediately prior to January 1, 1997, shall become eligible for this purpose upon the Entry Date coincident with or next following the date he or she meets the following requirements:
(A)	Attainment of age 21; and

(B)	Completion of the Employer Contribution Eligibility Period,

if he or she is then a Participant.
(iii)	If an individual is not a Participant on the date he or she would otherwise become eligible to receive allocations of Employer Matching Contributions and Employer Discretionary Contributions pursuant to Section 3.01(b)(ii), such individual shall become so eligible to receive allocations of Employer Matching Contributions and Employer Discretionary Contributions as of the Entry Date coincident with or immediately following the date thereafter on which he or she becomes a Participant.

(iv)	A Participant eligible to receive allocations with respect to Employer Matching Contributions and Employer Discretionary Contributions who ceases to be an Eligible Employee, by separation from service or otherwise, and who later becomes an Eligible Employee, shall become eligible to receive such allocations as of the Entry Date coincident with or immediately following the date on which he or she first again completes an Hour of Service.
3.02 Break in Service.
(a)	If an Eligible Employee incurs a Break in Service before he or she becomes eligible to participate in the Plan and he or she later is reemployed as an Eligible Employee, he or she shall be treated as a new Employee at the time of his or her reemployment for purposes of the participation requirements.

(b)	If an Eligible Employee incurs a Break in Service after he or she becomes eligible to participate in the Plan and he or she later is reemployed as an Eligible Employee, he or she shall become a Participant in the Plan commencing on the Entry Date coincident with or immediately following his or her Employment Recommencement Date.
3.03 Cessation of Eligibility to Participate.
If a Participant transfers employment to a non-Participating Employer, terminates employment, or ceases to be an Eligible Employee, his or her participation in the Plan with respect to Salary Deferral Contributions, Employer Matching Contributions, Employer Discretionary Contributions, and Rollover Contributions will cease as of the date he or she ceases to be an Eligible Employee. After such date, he or she shall continue to be a Participant only with respect to the allocation of earnings, losses, and expenses made in accordance with Article 7 until the balance credited to his or her Account is distributed.
3.04 Data.
Each Employee shall furnish to the Administrator such data as the Administrator may consider necessary for the determination of the Employee’s rights and benefits under the Plan and shall otherwise cooperate fully with the Administrator in the administration of the Plan.
ARTICLE 4
PARTICIPANT CONTRIBUTIONS
4.01	Salary Deferral Contributions.
(a)	A Participant may elect to have Salary Deferral Contributions made on his or her behalf in an amount equal to a full percentage of his or her Compensation from 1 percent (1%) to 16 percent (16%) or such other percentage as may be established by the Administrator. Such contributions shall be made by the Participating Employer as a reduction in the Compensation that would otherwise be payable to the Participant.

(b)	For Plan Years beginning on or after January 1, 2002, a Participant may change his or her election with respect to Salary Deferral Contributions effective as of the next available payroll period. For Plan Years beginning prior to January 1, 2002, a Participant may change his or her election with respect to Salary Deferral Contributions effective as of any Entry Date. A Participant may revoke his or her election at any time; provided, however, that such Participant may not again elect to have Salary Deferral Contributions made on his or her behalf beginning earlier than the first Entry Date occurring at least 90 days after the date of the election revocation.

(c)	A Participant’s election to have Salary Deferral Contributions made on his or her behalf, or to change or revoke his or her election, shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Administrator.

(d)	Salary Deferral Contributions shall be transferred by a Participating Employer to the Trust Fund as of the earliest date on which such contributions can reasonably be segregated from the Company’s general assets, but in no event later than the fifteenth (15th) business day of the month following the month in which the Salary Deferral Contributions would have otherwise been payable to the Participant in cash.

(e)	Salary Deferral Contributions shall be subject to the limitations set forth in Articles 6 and 8. The Administrator may reject, amend or revoke the election of any Participant at any time if the Administrator determines that such change or revocation is necessary to insure that the limitations of Articles 6 and 8 are not exceeded.

4.02	Rollover Contributions.
(a)	Subject to approval of the Administrator, a Participant may at any time contribute to the Trust Fund all or a portion of the cash he or she has received from (i) another qualified plan under circumstances meeting the rollover requirements of Section 402(c) of the Code, or (ii) a conduit individual retirement account that meets the requirements of Section 408(d)(3)(A)(ii) of the Code, was established to hold distributions received from qualified retirement plans of former employers and does not contain nondeductible contributions made by the Employee while he or she was a participant in such plans.

(b)	Such Rollover Contribution must be made no later than sixty (60) days following the date on which the Participant receives distribution from such other qualified plan or conduit individual retirement account and must comply with the provisions of Section 402(c), 403(a)(4), or 408(d)(3) of the Code, whichever applies.

(c)	Distributions from a plan for a self-employed person shall not be transferred to the Plan, unless the transfer is directly to the Trust Fund from the funding agent of the distributing plan.

(d)	The interest being transferred shall not include assets from any plan to the extent that the Administrator determines that the transfer of such interest (i) would impose upon the Plan requirements as to form of distribution that would not otherwise apply hereunder, (ii) would otherwise result in the elimination of Code Section 411(d)(6) protected benefits, or (iii) would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity requirements of Code Sections 401(a)(11) and 417 apply.

(e)	The distributions transferred by or for an Eligible Employee from another qualified retirement plan or from an individual retirement account shall be credited to the Employee’s Rollover Account.

(f)	An Employee shall be fully vested at all times in his Rollover Account.

(g)	An Employee’s Rollover Account shall be distributed as otherwise provided under the Plan.

(h)	The Administrator may require such assurances and certifications as it may deem necessary to determine whether the amounts to he rolled over in fact meet the rollover treatment requirements of the Code and will not affect the qualification of the Plan under Section 401 (a) of the Code.

(i)	Notwithstanding any other provision hereof to the contrary, to the extent specified in a resolution of the Board of Directors, subject to further approval of the Administrator, a Participant who was an employee of another corporation or trade or business who became an Employee because of the acquisition of such corporation or trade or business shall have participant loans eligible for Rollover Contribution as set forth in Appendix D.
ARTICLE 5
EMPLOYER CONTRIBUTIONS
5.01	Employer Matching Contributions.

(a)	The Company, in its sole discretion, from time to time shall determine the amount, if any, of Employer Matching Contributions to be made for any Plan Year on behalf of Participants who are Eligible Employees of the Company and each Participating Employer; provided, however that no Employer Matching Contributions shall be made in respect of any Salary Deferral Contributions made by a Participant prior to the Entry Date described in Section 3.01(b). The amount of Employer Matching Contributions determined by the Company shall continue in effect for subsequent Plan Years unless and until the Company provides otherwise.

(b)	The amount of the Employer Matching Contribution to be allocated to each such Participant’s Account for a Plan Year shall be equal to such dollar amount, such percentage of a Participant’s Salary Deferral Contributions, or any combination thereof, as may be determined by the Company in its sole discretion.

(c)	Employer Matching Contributions made on behalf of any Participant shall be subject to the limitations set forth in Article 6.

5.02	Employer Discretionary Contributions.

(a)	For each Plan Year, the Company, in its sole discretion, shall determine the amount, if any, of Employer Discretionary Contributions to be made on behalf of Participants who are Employees of the Company and each Participating Employer.

(b)	The amount of the Employer Discretionary Contribution to be allocated to each such Participant’s Account for a Plan Year shall be determined by either of the following methods, as selected by the Company in its sole discretion: (i) a uniform dollar amount for each Participant or (ii) the ratio that such Participant’s Compensation for the Plan Year (or for the portion of the Plan Year during which he or she was actually a Participant, if applicable) bears to the Compensation for all such eligible Participants for the Plan Year.

(c)	Employer Discretionary Contributions made on behalf of any Participant shall be subject to the limitations set forth in Article 6.

5.03	Time of Payment of Contributions.

Employer Matching Contributions and Employer Discretionary Contributions shall be paid by a Participating Employer to the Trust Fund at such time or times as may be determined by the Company or Participating Employer, but in no event later than the due date (including extensions) prescribed by law for filing the federal income tax return for the Participating Employer’s taxable year for which the Employer Matching Contributions and Employer Discretionary Contributions are claimed as an income tax deduction.

5.04	Form of Contributions.

(a)	Employer Matching Contributions and/or Employer Discretionary Contributions to be allocated to Participants who are Employees of the Company or a Participating Employer which is an Affiliated Company may be made, at the discretion of the Company, in cash or in Company Stock issued by the Company or purchased on a national securities exchange.

(b)	For purposes of allocating contributions to Participants, Company Stock shall be valued as follows:
(i)	The value of Company Stock purchased on a national securities exchange shall be the purchase price of such Company Stock, exclusive of commissions.

(ii)	The value of Company Stock which is issued by the Company for the purpose of contributing it to the Plan shall be the average of the closing price for the last five (5) business days of the calendar quarter for which the contribution is being made.
ARTICLE 6
LIMITATIONS ON CONTRIBUTIONS
6.01	Definitions.
The following definitions shall apply for purposes of this Article 6:
(a)	“Annual Addition” means the sum of the following amounts allocated to a Participant’s Account during the Limitation Year:
(i)	employer contributions,

(ii)	employee contributions,

(iii)	forfeitures, and

(iv)	amounts described in Sections 415(l)(l) and 419(A)(d)(2) of the Code.
The amount of a Participant’s Annual Additions shall be determined without regard to the limitations set forth in Sections 6.02, 6.03, 6.04 and 6.05.

(b)	“Highly Compensated Employee” means any Participant who during the Plan Year was a five percent (5%) owner, or during the preceding Plan Year was (i) a five percent (5%) owner or (ii) received compensation in excess of $80,000 or such higher amount as may be in effect under Section 414(q)(l)(B) of the Code. For purposes of this Section 6.1(b), “compensation” means Section 415 Compensation.

(c)	“Limitation Year” means the Plan Year.

(d)	“Non-highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

(e)	“Section 415 Compensation” means wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to a Participant by a Participating Employer (in the course of the Participating Employer’s trade or business) for which the Participating Employer is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code. For Limitation Years beginning after December 31, 1997, Section 415 Compensation shall include the Participant’s Salary Deferral Contributions pursuant to this Plan, his elective deferrals (as defined in Section 402(g)(3) of the Code) pursuant to any other plan of an Affiliated Company and any amount that is contributed or deferred by an Affiliated Company at the election of the Participant and which is not includible in the gross income of the Participant by reason of Section 125 or 457 of the Code. For Limitation Years commencing on or after January 1, 2001, Section 415 Compensation also shall include elective amounts that are not includible in the gross income of the Participant by reason of Section 132(f)(4) of the Code.
The maximum amount of Section 415 Compensation that may be taken into account in any Plan Year shall not exceed the dollar limitation contained in Section 401(a)(17) of the Code in effect as of the beginning of the Plan Year, as adjusted by for cost-of-living increases in accordance with applicable regulations and rulings.
6.02	Annual Limitation on Salary Deferral Contributions.

(a)	In no event shall a Participant’s Salary Deferral Contributions made under the Plan, or any other qualified plan maintained by the Participating Employer or an Affiliated Company, during any calendar year exceed the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such year.

(b)	Notwithstanding any other provision of the Plan, Salary Deferral Contributions which exceed the dollar limitation in paragraph (a) for a calendar year, plus any income or minus any loss allocable thereto, shall be distributed to affected Participants no later than April 15 of the following calendar year.

6.03	Limitations on Salary Deferral Contributions Applicable to Highly Compensated Employees.

(a)	The Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:
(i)	the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)	the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.
(b)	The limitation set forth in this Section 6.03 shall be applied after application of the annual dollar limitation set forth in Section 6.02.

(c)	“Actual Deferral Percentage” means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of Salary Deferral Contributions actually paid over to the Trust Fund on behalf of such Participant for the Plan Year to (ii) the Participant’s Section 415 Compensation for such Plan Year but taking into account only compensation paid after the employee first became a Participant in the Plan. For Plan Years beginning after December 31, 1996, this percentage shall be calculated using the current year testing method.

6.04	Limitations on Employer Matching Contributions Applicable to Highly Compensated Employees.

(a)	The Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the greater of:
(i)	the Actual Contribution Percentage of the Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

(ii)	the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Actual Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.
(b)	“Actual Contribution Percentage” means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of Employer Matching Contributions and Employer Discretionary Contributions actually paid over to the Trust Fund on behalf of such Participant for the Plan Year to (ii) the Participant’s Section 415 Compensation for such Plan Year, but taking into account only compensation paid after the employee first became a Participant. For Plan Years beginning after December 31, 1996, this percentage shall be calculated using the current year testing method.

6.05	Combined Limitations on Salary Deferral Contributions and Employer Matching Contributions.

(a)	In no event shall the Actual Deferral Percentage or the Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year exceed the multiple use limitation set forth in Treasury Regulation Section 1.401(m)-2.

(b)	The limitation set forth in this Section 6.05 shall be applied after application of the limitations set forth in Sections 6.03 and 6.04.

6.06	Correction of Excess Salary Deferral Contributions and Excess Employer Matching Contributions.
In the event that any of the limitations set forth in Sections 6.03, 6.04, and 6.05 are exceeded for any Plan Year, the Administrator shall take one or more (either alone or in combination) of the following corrective actions no later than the last day of the following Plan Year:
(a)	Notwithstanding any other provision of the Plan, excess Salary Deferral Contributions with respect to a Plan Year, plus any income or minus any loss allocable thereto and to the “gap period” (within the meaning of Treasury Regulation Section 1.401(k)-1(f)(4)(ii)), shall be distributed to Participants on whose behalf such excess contributions were made. The amount of a Participant’s excess Salary Deferral Contributions shall be determined in accordance with Section 401(k)(8)(b) of the Code and the regulations thereunder. Such excess shall be distributed beginning with the Highly Compensated Employee with the largest Salary Deferral Contribution percentage amount and continuing in descending order until the excess Salary Deferral Contributions have been distributed.

(b)	Notwithstanding any other provision of the Plan, excess Employer Matching Contributions with respect to a Plan Year, plus any income or minus any loss allocable thereto, shall be treated as follows:
(i)	To the extent not yet vested, such excess contributions shall be treated as forfeitures with respect to Participants on whose behalf such excess contributions were made. Amounts forfeited pursuant to this Section 6.06(b) shall be applied to reduce employer contributions in accordance with Section 9.05.

(ii)	If not forfeitable, such excess contributions shall be distributed to Participants on whose behalf such excess contributions were made.
The amount of a Participant’s excess Employer Matching Contributions shall be determined in accordance with Section 401(m)(6)(B) of the Code and the regulations thereunder. Such excess shall be distributed beginning with the Highly Compensated Employee with the largest Employer Matching Contribution percentage amount and continuing in descending order until the excess Employer Matching Contributions have been distributed.

(c)	The Participating Employer may make “Qualified Nonelective Contributions” (within the meaning of Treasury Regulation Section 1.401(k)-1(g)(7)) to the Plan on behalf of Participants who are Non-highly Compensated Employees for such Plan Year. The amount of the Qualified Nonelective Contributions shall be determined at the discretion of the Company on behalf of the group of Non-highly Compensated Participants who were actively employed on the last day of the Plan Year and who were eligible to participate in the Plan for the entire Plan Year. The Qualified Nonelective Contribution will be allocated as follows:
(i)	the lowest paid Participant in the group will be allocated an amount equal to the lowest of (1) 25% the Participant’s Compensation for the Plan Year; (2) the maximum permissible amount, taking into account the applicable limitations of this Article 6 applicable to the Participant, or (3) the full amount of the Qualified Nonelective Contribution.

(ii)	The next lowest paid Participant will be allocated an amount equal to the lowest of (1) 25% of the Participant’s Compensation for the Plan Year; (2) the maximum permissible amount taking into account the applicable limitations of this Article 6 applicable to the Participant; or (3) the balance of the Qualified Nonelective contribution after the above allocation.

(iii)	The allocation in step (ii) will be applied individually to each remaining Participant in the group, in ascending order of Compensation, until the Qualified Nonelective Contribution is fully allocated. No further allocation will be made to the remaining Participants in the group.
6.07	Forfeiture of Employer Matching Contributions.
Notwithstanding anything in the Plan to the contrary, Employer Matching Contributions shall be forfeited to the extent that such contributions relate to excess Salary Deferral Contributions made on behalf of a Participant.
6.08	Limitations on Contributions Applicable to All Participants.

(a)	In no event shall the Annual Addition to a Participant’s Account for any Limitation Year exceed the lesser of:
(i)	$30,000 or such other dollar limitation in effect for the Limitation Year under Section 415(c)(l)(A)of the Code, or

(ii)	twenty-five percent (25%) of the Participant’s Section 415 Compensation for the Limitation Year or such other percentage limitation in effect for the Limitation Year under Section 415(c)(l)(B) of the Code.
(b)	If a Participant also is covered under another defined contribution plan, a welfare benefit fund (as defined in Section 419(e) of the Code), or an individual medical account (as defined in Section 415(1)(2) of the Code), maintained by a Section 415 Employer, then the Annual Addition which may be credited to a Participant’s Account under paragraph (a) above for any Limitation Year shall be reduced by the Annual Additions credited to the Participant’s account under such other plans and welfare benefit funds for the same limitation year.

(c)	For Limitation Years beginning prior to January 1, 2000, if a Participant also participates, or has previously participated, in one or more defined benefit plans (as defined in Section 414(j) of the Code) maintained by a Section 415 Employer, then in no event shall the sum of the Participant’s Defined Contribution Fraction (as defined in Section 415(e)(3) of the Code) and the Participant’s Defined Benefit Fraction (as defined in Section 415(e)(2) of the Code) for such Participant exceed 1.0 in any Limitation Year. If such limitation is exceeded, then Participant’s Annual Addition to the Plan shall be reduced to the extent necessary so that such fraction does not exceed 1.0, but only if the defined benefit plan in which the Participant is participating does not permit a reduction of the Participant’s benefit thereunder that would reduce such fraction to 1.0.

(d)	“Section 415 Employer” means, with respect to any Participating Employer, any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) which includes the Participating Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code as modified by Section 415(h)) with the Participating Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Participating Employer; and any other entity required to be aggregated with the Participating Employer pursuant to regulations under Section 414(o) of the Code.

6.09	Reduction of Excess Annual Additions.
In the event that the Annual Addition credited to a Participant’s Account exceeds the limitations contained in Section 6.08 in any Limitation Year, then such excess Annual Addition shall be reduced as follows:
(a)	First, the amount of the Participant’s Employer Discretionary Contributions shall be reduced to the extent that such reduction results in a reduction of the amount by which a Participant’s Annual Addition exceeds such limitations.

(b)	Second, the amount of the Participant’s Employer Matching Contributions shall be reduced to the extent that such reduction results in a reduction of the amount by which a Participant’s Annual Addition exceeds such limitations.

(e)	Third, the amount of the Participant’s Salary Deferral Contributions shall be reduced. Any reduction of Salary Deferral Contributions shall be paid to the Participant as soon as administratively feasible.

(f)	Any reduction of Employer Discretionary Contributions and/or Employer Matching Contributions shall be held unallocated in a suspense account and applied to reduce employer contributions in succeeding Plan Years in accordance with Section 9.05.

(g)	Notwithstanding anything contained herein or in the Trust Agreement to the contrary, if the Plan is terminated while there remains a balance in any suspense account, such amounts shall be paid to the Participating Employer which contributed said amounts.

6.10	Deduction Limitation Applicable to Employer Contributions.
In no event shall the amount of employer contributions for any Plan Year exceed the amount deductible with respect to such Plan Year under Section 404 of the Code.
ARTICLE 7
PARTICIPANTS’ ACCOUNTS
7.01	Separate Accounts.
An Account in the Trust Fund shall be established and maintained for each Participant. The records of each such Account shall reflect the manner in which each Account is invested and the value of such investments, any withdrawals by or distributions to the Participant or other persons, any charges or credits made to such Account, and such other information as the Administrator or the Trustee may deem appropriate.

7.02	Contributions to Accounts.
All contributions made by a Participating Employer on behalf of a Participant shall be paid to the Trustee and shall be allocated to the Participant’s Account in accordance with the provisions of the Plan.
7.03	Valuation of Accounts.
The value of each Participant’s Account shall be determined as of each Valuation Date, at which time the Administrator shall adjust the balance of each Participant’s Account to reflect any of the following which have occurred since the last Valuation Date:
(a)	contributions, withdrawals, distributions and other charges or credits attributable to the Participant’s Account;

(b)	the net earnings, gains, losses and expenses and any appreciation or depreciation in market value of the Investment Funds selected by the Participant for investment of his or her Account; and

(c)	with respect to any amounts credited to the Participant’s Account which are not invested in any of the Investment Funds, the net increase or decrease, as the case may be, in the value of the Trust Fund due to investment earnings, gains or losses and any expenses of the Trust Fund, which adjustment shall be made in the same proportion that the balance in the Participant’s Account as of the last Valuation Date (reduced by any withdrawals, distributions or transfers from such Account since the last Valuation Date and by the principal amount of all outstanding loans to such Participant) bore to the total balance of all Participants’ Accounts (as so reduced) as of such last Valuation Date.
7.04	Segregated Accounts.
The Administrator may direct the Trustees to establish a segregated account and to transfer to such segregated account the balance of the Account of any Participant who pursuant to Article 13 has elected to defer distribution.
ARTICLE 8
TRUST FUND AND INVESTMENT OF ACCOUNTS
8.01	Trust Fund and Trustees.
The Company may execute a trust or trusts with a Trustee or Trustees to establish a Trust Fund under the Plan. Any Trust Agreement is designated as, and shall constitute, a part of the Plan and all rights which may accrue to any person under the Plan shall be subject to the terms and conditions of such Trust Agreement. The Company may modify the Trust Agreement from time to time to accomplish the purposes of the Plan.
8.02	Investment Funds.
(a)	The Administrator shall select such investment vehicles as it determines appropriate to meet the requirements of Section 404(c) of ERISA and the regulations thereunder relating to the investment of Participants’ Accounts at the direction of the Participants. The Administrator may select such additional investment vehicles as it determines appropriate for the investment of Participants’ Accounts, including, but not limited to, Company Stock.
(b)	The Administrator may prescribe such rules and restrictions on the investment of Participants’ Accounts in any such investment vehicle as it deems appropriate.

(c)	In the event that the fees of any investment manager or investment advisor are attributable to a particular investment vehicle, the Administrator may, in its discretion, determine how such expenses shall be allocated among Participants’ Accounts.

8.03	Investment Direction.

(a)	The Administrator, or its designees, shall provide Participants with such information and materials with respect to the Investment Funds as may be required by Section 404(c) of ERISA.

(b)	A Participant’s investment direction (or any change in investment direction) shall be made in the manner and in such form as the Administrator shall direct.

(c)	A Participant’s investment election shall remain in effect until the Participant properly makes a change of election in accordance with the procedures established by the Administrator. In the event that any Participant shall not have directed the investment of all or a portion of the balance in his or her account at any time, the Participant shall be deemed to have directed that such balance be invested in a money market (or equivalent) fund and such assets shall remain in such Investment Fund until such time as the Participant directs otherwise.

(d)	A Participant may change his or her investment election with respect to existing investments, new contributions, or both, at such time or times as may be permitted by the Administrator. Such change must be made in writing or in accordance with such other methods as may be established by the Administrator in accordance with the requirements of Section 404(c) of ERISA.

8.04	Limitations on Investment in Company Stock.

(a)	Except as provided in this Section 8.04 and in Article 12, the portion of a Participant’s Account which in invested in Company Stock shall not be eligible for investment in any other Investment Fund. The investment limitation set forth in this Section 8.04 shall not apply to cash dividends attributable to Company Stock allocated to the Participant’s Account.

(b)	The Administrator, in its sole discretion, may from time to time adopt rules permitting Participants to elect to invest all or a portion of the Company Stock held in their Accounts in another Investment Fund.

(c)	A Participant’s Salary Deferral Contribution Account may be invested up to 50 percent (50%) in Company Stock. A Participant may change his investment election with respect to existing investments in Company Stock in any Salary Deferral Contribution Account and Rollover Contribution Account, provided that at the time of such change, the value of the Participant’s investment in Company Stock shall not exceed fifty percent (50%) of the total value of the Salary Deferral Contribution Account and Rollover Contribution Account.

8.05	Voting and Tendering of Company Stock.

(a)	Participants’ Stockholder Rights. Each Participant or Beneficiary who has shares of Company Stock allocated to his or her Accounts shall have the right to direct the Designated Fiduciary as to the exercise of voting, tender, and other stockholder rights with respect to such shares.

(b)	Action on Participants’ Instructions. The Designated Fiduciary shall exercise voting, tender, and other stockholder rights in accordance with the instructions received from Participants with respect to Company Stock. For this purpose, the Designated Fiduciary shall combine fractional shares and exercise rights with respect to such shares to the extent possible to reflect the instructions of the Participants.

(c)	Action Where No Timely or Valid Instructions Received. In the event that a Participant fails to provide timely or valid instructions as to how rights with respect to Company Stock shall be exercised, the Designated Fiduciary shall exercise rights with respect to such shares, as the Designated. Fiduciary, in its sole discretion, determines appropriate and in accordance with its fiduciary obligations under ERISA.

(d)	Treatment of Unallocated Shares. In the case of Company Stock held by the Trust Fund which are not allocated to Participants’ Accounts, the Designated Fiduciary shall exercise rights with respect to such unallocated shares as the Designated Fiduciary, in its sole discretion, determines appropriate and in accordance with its fiduciary obligations under ERISA.

(e)	Confidentiality of Information. All information and instructions received from Participants or Beneficiaries with respect to the exercise of voting, tender, and other stockholder rights shall be held in the strictest confidence by the Administrator and the Designated Fiduciary, except to the extent necessary to comply with federal laws or state laws not preempted by ERISA.
ARTICLE 9
VESTING AND FORFEITURE
9.01	Salary Deferral Contribution Account and Rollover Contribution Account.
A Participant’s interest in his or her Salary Deferral Contribution Account and Rollover Contribution Account, if any, shall be fully vested and nonforfeitable at all times.
9.02	Employer Contribution Account.

(a)	Upon a Participant’s Total Disability, death or attainment of age 65 while an Employee, the Participant’s interest in his or her Employer Contribution Account shall be fully vested and nonforfeitable.

(b)	If a Participant’s termination of employment occurs before age 65 for any reason other than Total Disability or death, the Participant’s vested interest in his or her Employer Contribution Account shall be determined in accordance with the following schedule:

Years of Service	Vested Interest
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%
(c)	The portion, if any, of a Participant’s Account which is attributable to the special contribution allocated effective as of October 1, 1991 shall be fully vested and nonforfeitable on the date on which such Participant completes one Year of Service following the date of the special contribution.

9.03	Forfeiture.
If (a) a Participant terminates employment and receives (or is deemed to receive) a distribution of his or her entire vested account balance, or (b) a Participant incurs five (5) consecutive Breaks in Service, then the nonvested portion of his or her Employer Contribution Account will be treated as a forfeiture. For purposes of this Section 9.03, if the value of a Participant’s vested account balance is zero, then such Participant shall be deemed to have received a distribution of his or her entire vested account balance as of the date of his or her termination of employment.
9.04	Restoration of Forfeitures.

(a)	In the case of a Participant who received a distribution of his or her entire vested Account balance under the Plan and who again becomes an Eligible Employee, the amount forfeited pursuant to Section 9.03 shall be restored if he or she repays the full amount of the distribution before the earlier of:
(i)	five (5) years after the first date on which the Participant is subsequently reemployed; or

(ii)	the date the Participant incurs five (5) consecutive Breaks in Service following the date of the distribution.
(b)	In the case of a Participant who is deemed to have received a distribution of his or her entire vested interest under the Plan and who again becomes an Eligible Employee, the amount forfeited pursuant to Section 9.03 shall be restored if the Participant again becomes an Eligible Employee before the date on which he or she incurs five (5) consecutive Breaks in Service.

(c)	A Participant who is reemployed after the occurrence of five (5) consecutive Breaks in Service shall not have any restoration rights with respect to the previously forfeited balance in his or her Employer Contribution Account.

9.05	Application of Forfeitures.

(a)	Forfeitures shall be used, at the discretion of the Administrator, to pay administrative expenses of the Plan or to reduce the amount of Employer Matching Contributions and Employer Discretionary Contributions which are to be made by the Participating Employer for the current or following Plan Year.

(b)	If an amount must be restored to a reemployed Participant’s Employer Contribution Account in accordance with Section 9.04, such restoration shall be made, as directed by the Participant’s

Participating Employer, from forfeitures attributable to, or net income of the Trust Fund which would otherwise be allocated to Participants employed by such Participating Employer, and/or from a contribution made by such Participating Employer for that purpose.

9.06	Change in Vesting Schedule.
If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the calculation of a Participant’s vested interest in his or her Employer Contribution Account, each Participant with at least three (3) Years of Service may elect to have his or her vested interest calculated under the Plan without regard to such amendment or change. A Participant’s election under this Section 9.06 must be made during the period beginning with the date the amendment is adopted or deemed to be made and ending on the latest of:
(a)	sixty (60) days after the amendment is adopted;

(b)	sixty (60) days after the amendment becomes effective; or

(c)	sixty (60) days after the Participant is issued written notice of the amendment by the Company.

9.07	Vesting Upon Termination Following a Change in Control.

(a)	Notwithstanding the vesting schedule set forth in Section 9.02 above, in the event that within the two (2) year period following a Change in Control the employment of a Participant who is an Employee of the Company or an Affiliated Company is terminated by the Company or any Affiliated Company for any reason other than Cause, his or her interest in the Employer Contribution Account shall be fully vested and nonforfeitable.

(b)	For purposes of this Section 9.07, a Change in Control shall be deemed to occur upon the occurrence of one the events described in Appendix A.

(c)	For purposes of this Section 9.07, an Employee shall be terminated for Cause if he or she is terminated by the Company or an Affiliated Company because he or she (a) intentionally and continually failed to perform reasonably assigned duties, (b) willfully engaged in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, (c) engaged in a transaction in connection with the performance of his or her duties to the Company for personal profit to himself or herself, or (d) willfully violated any law, rule or regulation in connection with the performance of his or her duties (other than traffic violations or similar offenses). Failure of a Participant to perform the Participant’s duties during any period of disability shall not constitute Cause.
ARTICLE 10
LOANS TO PARTICIPANTS
10.01	General
All Participants who are Eligible Employees shall be eligible to receive loans from their Salary Deferral Contribution Account, Rollover Contribution Account and Employer Contribution Account under the Plan. The Managing Director, Human Resources of the Company shall prescribe the terms and conditions for making loans to Participants from their Accounts consistent with the provisions of this Article 10, the prohibited transaction exemption requirements of the Code and ERISA, and other applicable law and Appendix B.
10.02 Maximum Loan Amount.
In no event shall any loan made pursuant to this Article 10 be in an amount which would cause the outstanding aggregate balance of all loans made to the Participant under the Plan and all other qualified plans maintained by the Company or any Affiliated Company to exceed the lesser of (a) or (b):
(a)	$50,000 reduced by the excess (if any) of
(i)	the highest outstanding balance of loans from the Plan to the Participant during the one-year period ending on the day before the date the loan is made, over

(ii)	the outstanding balance of loans from the Plan to the Participant on the date the loan is made; or
(b)	50% of the current balance of the vested portion of the Participant’s Salary Deferral Contribution Account, Rollover Contribution Account and Employer Contribution Account balance, determined as of the date on which the loan is approved.
10.03 Loan Terms.
Loans shall be made to Participants in accordance with the following terms:
(a)	A loan to a Participant shall be evidenced by the Participant’s recourse promissory note in the form prescribed by the Managing Director, Human Resources of the Company.
(b)	The period for repayment of a loan shall not exceed five (5) years; provided, however, that a loan used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the Participant’s principal residence may be repaid over a period of up to fifteen (15) years.
(c)	Interest shall be charged on the loan at a reasonable rate to be determined by the Managing Director, Human Resources of the Company at the time the loan is made.
(d)	Loan repayments on principal and interest shall be amortized in level payments over payment periods to be determined by the Managing Director, Human Resources of the Company in his or her discretion, but not less frequently than quarterly, over the term of the loan.
10.04 Collateral.
Notwithstanding anything to the contrary in Section .19.03, a Participant who accepts a Plan loan shall be deemed to have assigned to the Trustee, as security for the loan, fifty percent (50%) of the sum of his or her Salary Deferral Contribution Account, Rollover Contribution Account and Employer Contribution Account, to the extent vested as of the date of the loan. The Administrator may require such additional security for the loan as it deems necessary or prudent.

10.05 Treatment of Loan Payments.
A loan payment shall be considered to be a return on an investment of the Trust Fund. Any payment to the Plan of interest on a loan to a Participant, as well as repayments of loan principal, shall be credited to the Participant’s Account and shall be accounted for as investment earnings or return of principal, as the case may be, on that Account.
10.06 Default.
(a)	If not paid as and when due, in addition to any other remedies permitted by law, any outstanding Plan loan (including interest accrued and unpaid thereon) to a Participant may be charged pro rata against the Participant’s Salary Deferral Contribution Account, Rollover Contribution Account and Employer Contribution Account. The outstanding loan balance shall be treated as repaid to the extent of such charge.
(b)	Except as otherwise provided in paragraph (c) below, the Managing Director, Human Resources of the Company may elect to charge the unpaid loan balance against the Participant’s Account other than the ESOP Account whether or not the Participant has attained age 59-1/2 or terminated employment, and whether or not such charge is on account of any financial hardship of the Participant.
(c)	The Managing Director, Human Resources of the Company may not charge any unpaid loan balance against a Participant’s Salary Deferral Contribution Account unless the Participant has attained age 59-1/2, has terminated employment, or qualifies for a financial hardship withdrawal in accordance with Sections 11.01 and 11.03.
10.07 Suspension for Military Leave
Effective for loans made on or after January 1, 2002, loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.
ARTICLE 11
WITHDRAWALS DURING SERVICE
11.01 Financial Hardship.
Upon evidence of “hardship” satisfactory to the Administrator, a Participant may, in the form and manner prescribed by the Administrator, withdraw in cash that part of the balance in his or her Salary Deferral Contribution Account (but excluding any income allocable to Salary Deferral Contributions) which the Administrator determines is needed by the Participant on account of such hardship. For this purpose, “hardship” shall mean immediate and heavy financial need of the Participant that cannot be met by other reasonably available financial resources of the Participant.
The Administrator’s determination as to whether a hardship exists and the amount necessary to be distributed in the event of such hardship shall be made in accordance with the following rules:
(a)	The determination of whether an immediate and heavy financial need exists shall be based on all relevant facts and circumstances. As determined in the Administrator’s discretion (which shall be exercised in a uniform and nondiscriminatory manner), such financial need may include, but is not limited to:
(i)	medical care expenses (as described in Section 213(d) of the Code) previously incurred by the Participant, the Participant’s spouse or dependents (as defined in Section 152 of the Code), or expenses necessary to obtain medical care;

(ii)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)	funeral expenses for a member of the Participant’s immediate family;

(iv)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (as defined in Section 152 of the Code); or

(v)	payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence.
(b)	The Administrator shall not permit a hardship withdrawal to be made unless it determines, based upon all relevant facts and circumstances, that the amount to be distributed is not in excess of the amount required to relieve the financial need and that such need cannot be satisfied from other resources reasonably available to the Participant. For this purpose, the Participant’s resources shall be deemed to include those assets of the Participant’s spouse and minor children that are reasonably available to the Participant. A distribution may be treated as necessary to satisfy a financial need if the Administrator relies upon the Participant’s written representations, unless the Employer has actual knowledge to the contrary, that the need cannot be relieved:
(i)	through reimbursement or compensation by insurance or otherwise;

(ii)	by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(iii)	by cessation of elective deferrals and voluntary contributions under the Plan; or

(iv)	by other distributions or loans from the Plan or any other qualified retirement plan, or by borrowing from commercial sources on reasonable commercial terms.
(c)	Notwithstanding paragraph (b), the Administrator may permit a hardship withdrawal to be made if it determines that all of the following conditions are satisfied:
(i)	the distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need of the Participant (including any amounts necessary to pay any federal, state, or local income taxes or penalties which may result from the distribution);

(ii)	the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company or any Affiliated Company;

(iii)	the Participant’s Salary Deferral Contributions under the Plan, and the Participant’s elective deferrals and voluntary employee contributions under all other plans maintained by the Company or any Affiliated Company, are suspended for a period of 12 months after receipt of the hardship distribution; and

(iv)	the Participant may not make Salary Deferral Contributions under the Plan, or elective deferrals under all other plans maintained by the Company or an Affiliated Company, for the Participant’s taxable year immediately following the taxable year of the hardship distribution, in excess of:
(A)	the applicable limit under Section 402(g) of the Code for such next taxable year; reduced by

(B)	the amount of such Participant’s elective deferrals for the taxable year of the hardship distribution.
11.02 Withdrawals After Age 59-1/2.
A Participant who has attained age 59-1/2 and who is 100% vested in his or her Employer Contribution Account may, in the form and manner prescribed by the Administrator, direct payment to himself in cash of part or all of the balance of the Participant’s Employer Contribution Account.
11.03 General Rules Applying to Withdrawals.
The following rules shall apply to withdrawals made under this Article 11:
(a)	Notwithstanding any other provisions of this Article 11, no payment shall be made to a Participant to whom a loan is outstanding under this Article 11 if such payment would cause the balance of the Participant’s Account to be less than 250% of the unpaid principal of the loan unless the Administrator determines, in its sole discretion, that a lower balance is permissible in the case of a hardship withdrawal.
(b)	Distribution of any withdrawal under this Article 11 shall be made as soon as practicable following the Valuation Date selected by the Administrator for effecting such payment, unless the Administrator, in its sole discretion, elects to make payment earlier.
(c)	A Participant may not make a withdrawal from his or her Account more often than once in any twelve (12) month period or at such other times as may be permitted pursuant to uniform rules prescribed by the Administrator.
(d)	A Participant or a designated Beneficiary who is the Participant’s spouse may elect to have all or any portion of the amount withdrawn pursuant to this Article 11 which is eligible for rollover distribution under Section 402(c) of the Code transferred directly to an eligible retirement plan (as defined in Section 401(a)(31) of the Code).

ARTICLE 12
ESOP ACCOUNT DIVERSIFICATION
12.01 General.
(a)	Each Participant who
(i)	is a Qualified Participant, and

(ii)	has Company Stock credited to his or her ESOP Account with a fair market value of more than $500 as of the Valuation Date immediately preceding the date on which he or she first becomes a Qualified Participant, shall be entitled to have shares of Company Stock credited to his or her ESOP Account distributed or invested in accordance with the requirements of this Article 12 during the Diversification Election Period.

(b)	“Diversification Election Period” means the 6-Plan-Year period beginning with the Plan Year in which a Participant first becomes a Qualified Participant.

(c)	“Qualified Participant” means a Participant (i) who has an ESOP Account and (ii) who has attained age 55 and completed 10 years of participation in the Plan and the Countrywide Credit Industries, Inc. Profit Sharing Stock Ownership Plan.
12.02 Diversification of ESOP Account.
(a)	A Qualified Participant may elect to have shares of Company Stock subject to the diversification requirements of this Article 12 distributed or invested in accordance with this Section 12.02 during the 90-day period following the last day of each Plan Year during the Diversification Election Period.

(b)	The maximum number of shares of Company Stock which a Qualified Participant may elect to have distributed or invested for any year during the Diversification Election Period shall be equal to (i) reduced by (ii) below:
(i)	25 percent (25%), or with respect to the last year of the Diversified Election Period, 50 percent (50%), of the sum of
(A)	the total number of shares allocated to the Participant’s ESOP Account as of the close of the Plan Year, plus

(B)	the number of shares previously distributed or invested pursuant to this Article 12; reduced by
(ii)	the number of shares previously distributed or invested pursuant to this Article 12.
(c)	A Qualified Participant may elect to have shares subject to the diversification requirements of this Article 12 distributed or invested as follows:

(d)	The Participant may elect to have the shares distributed in a single lump sum distribution;
(i)	The Participant may elect to have all or any portion of the shares (provided that such shares have an aggregate fair market value of $500) which are eligible for rollover distribution under Section 402(c) of the Code transferred directly to an eligible retirement plan (as defined in Section 401(a)(31) of the Code); or

(ii)	The Participant may elect to have the shares reinvested in any of the Investment Funds in accordance with Section 8.03.
(e)	Distribution or investment of the shares shall be made within 90 days after the close of the Participant’s 90-day election period.
ARTICLE 13
DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT
13.01 Termination of Employment Prior to Age 65.
In the event a Participant terminates employment with the Company or an Affiliated Company prior to attaining age 65 for any reason other than death, the Participant shall be entitled to receive a distribution of the vested balance in his or her Account as of any Valuation Date following termination of employment.
(a)	Effective March 1, 1999, if the vested balance of the Participant’s Account does not exceed $5,000 ($3,500 prior to March 1, 1999), or, for distributions after March 21, 1999, exceeds $5,000 at the time the Participant terminates employment and at a later time is reduced to an amount not greater than $5,000, distribution shall be made as soon as practicable following the earlier of:
(i)	the date on which the Administrator receives a properly completed distribution election form; or

(ii)	the expiration of the 90-day period beginning on the date on which the Administrator provides the notice required by Section 402(f) of the Code and Treasury Regulation Section 1.411(a)-11(c) to the Participant.
(b)	If the vested balance of a Participant’s Account exceeds $5,000, no distribution will be made without the Participant’s prior written consent. If such consent is not given, distribution shall be made as soon as practicable following the earlier of:
(i)	the date on which the Administrator receives a properly completed distribution election form; or

(ii)	(A) the earliest practicable date following the Valuation Date following the Participant’s termination of employment or (B) the earliest practicable date following the Valuation Date next following his or her 65th birthday, if later, at which time the Participant’s nonforfeitable interest shall be automatically paid to him or her.

13.02 Termination of Employment At or After Age 65.
In the event a Participant terminates employment with the Company or an Affiliated Company at or after attaining age 65, the Participant shall be entitled to receive a distribution of the balance in his or her Account as of any Valuation Date following termination of employment. Distribution shall be made as soon as practicable following the earlier of:
(a)	the date on which the Administrator receives a properly completed distribution election form; or
(b)	the expiration of the 90-day period beginning on the date on which the Administrator provides the notices required by Section 402(f) of the Code and Treasury Regulation Section 1.411(a)-11(c) to the Participant.
The Participant’s benefit commencement date shall be no later than the 60th day following the close of the Plan Year in which the Participant attained age 65 or has a termination of employment, whichever occurs last. In no event, however, shall a Participant’s benefit commencement date be later than the Required Beginning Date.
13.03 Death.
(a)	In the event a Participant dies before payment of his or her Account begins, the Participant’s designated Beneficiary or estate shall be entitled to receive distribution of the Account as of the Valuation Date coincident with or next following the Participant’s death. Distribution shall be made as soon as practicable following the earlier of:
(i)	the date on which the Administrator receives a properly completed distribution election form; or

(ii)	the expiration of the 90-day period beginning on the date on which the Administrator provides the notices required by Section 402(f) of the Code and Treasury Regulation Section 1.411(a)-11(c) to the designated Beneficiary.
(b) Notwithstanding paragraph (a), in no event shall distribution of the Account begin later than:
(i)	if (A) the designated Beneficiary is the Participant’s spouse and (B) the balance of the Participant’s Account exceeds $5,000, the date on which the Participant would have attained the Required Beginning Date; or

(ii)	in any other case, one year after the Participant’s death.
13.04 Beneficiary Designation.
(a)	Each Participant may designate, in the form and manner prescribed by the Administrator, one or more persons as the Beneficiary of the Participant’s Account; provided, however, that if the Participant is survived by a spouse, such spouse shall be the Participant’s sole Beneficiary unless the spouse consents, in writing, to the Participant’s designation of one or more other persons to be the Beneficiary of all or a portion of the Participant’s Account. Any Beneficiary designation made by a Participant may be changed or revoked by the Participant at any time or from time to time during the Participant’s lifetime; provided, however, that any such change or revocation shall not reduce the portion of the Account payable to the Participant’s spouse without the written consent of the spouse. Any written consent required of a Participant’s spouse shall acknowledge the effect of the consent and shall be witnessed by a representative of the Plan or a notary public. The consent of a spouse shall not be required if the Administrator determines that the spouse cannot be located or that the Code and ERISA otherwise do not require such consent.

(b)	If no Beneficiary is designated or survives the Participant, the balance of the Participant’s Account shall be paid to the Participant’s spouse, if living; otherwise, to the Participant’s estate.

(c)	No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Administrator.

(d)	Upon the receipt of written proof of the dissolution of marriage of a Participant, any earlier designation of the Participant’s former spouse as a Beneficiary shall be treated as though the Participant’s former spouse had predeceased the Participant, unless, prior to payment of benefits on behalf of the Participant:
(i)	the Participant executes and delivers another Beneficiary designation that complies with the Plan and that clearly names such former spouse as a Beneficiary; or

(ii)	there is delivered to the Plan a qualified domestic relations order in accordance with Section 414(p) of the Code providing that the former spouse is to be treated as the Beneficiary.
In any case in which the Participant’s former spouse is treated under the Participant’s Beneficiary designation as having predeceased the Participant, no heirs or other beneficiaries of the former spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant’s Beneficiary designation.

(e)	If a Participant has designated no beneficiary under this Section 13.04, if the Participant’s beneficiary(ies) predecease the Participant, or if the beneficiary(ies) cannot be located by the Administrator, the interest of the deceased Participant shall be paid to the Participant’s estate.
13.05 Form of Payment.
(a)	A Participant’s Account shall be distributed to the Participant or the Participant’s Beneficiary in a single lump sum payment.
(b)	The portion of a Participant’s Account which is invested in the Investment Funds shall be distributed in cash. The portion of a Participant’s Account which is invested in Company Stock shall be distributed at the election of the Participant or Beneficiary in the form of (i) cash or (ii) whole shares of Company Stock which are attributable to such Account as of the applicable Valuation Date on the date of distribution and the value of any fractional share shall be distributed in cash.
13.06 Direct Transfer of Eligible Rollover Distribution.
Effective for distributions made after December 31,1992, a Participant or a designated Beneficiary who is the Participant’s spouse may elect to have all or any portion of his or her Account which is eligible for rollover distribution under Section 402(c) of the Code transferred directly to an eligible retirement plan (as defined in Section 401(a)(31) of the Code).

13.07 Mandatory Distribution.
(a)	Notwithstanding any other Plan provision, benefit payments to a Participant shall commence no later than the Participant’s Required Beginning Date.
(b) After-Tax Contributions may be distributed at any time.
ARTICLE 14
ADMINISTRATION
14.01 Administrator.
The Company shall be the “Administrator” of the Plan within the meaning of Section 3(16)(A) of ERISA and a “Named Fiduciary” for purposes of Section 402(a)(2) of ERISA. The Investment Committee of Employee Benefit Plans is delegated responsibility for the selection of Investment Funds and monitoring performance of the Investment Funds and is a “Named Fiduciary” for purposes of Section 402(a)(2) of ERISA. The Managing Director, Human Resources of the Company is delegated authority and discretion regarding Participant Loans. Such duties shall be performed on behalf of the Company by such persons or committee as may be appointed by the Board of Directors.
14.02 Administrator’s Authority and Powers.
In addition to the duties and powers described elsewhere hereunder, the Administrator shall have the following specific duties and powers:
(a)	The Administrator shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Administrator shall have the following powers and duties:
(i)	To require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving benefits under the Plan;

(ii)	To make and enforce such rules and regulations, which shall be uniform and nondiscriminatory, and to prescribe such forms, as it deems necessary or proper for the efficient administration of the Plan;

(iii)	To construe and interpret the Plan, to resolve ambiguities, and inconsistencies and to supply omissions with respect to the Plan provisions, which determinations shall be final and conclusive on all persons claiming benefits under the Plan;

(iv)	To decide all questions concerning the Plan, including the eligibility of any person to participate in the Plan and the status and rights of any Participant or Beneficiary under the Plan;

(v)	To determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan;

(vi)	To retain such consultants, accountants and attorneys as may be deemed necessary or desirable to render statements, reports, and advice with respect to the Plan and to assist the Administrator in complying with all applicable rules and regulations affecting the Plan; any consultants, accountants and attorneys may be the same as those retained by the Plan; and

(vii)	To exercise all other powers specified in the Plan.
(b)	The Administrator may adopt such rules for the conduct of its affairs as it deems appropriate.
(c)	Any decisions and determinations made by the Administrator pursuant to its duties and powers described in the Plan shall be conclusive and binding upon all parties. The Administrator shall have sole discretion in carrying out its responsibilities.
14.03 Delegation of Duties.
The Administrator may delegate such of its duties and may appoint such accountants, actuaries, legal counsel, investment advisors, investment managers, claims administrators, specialists and other persons as the Administrator deems appropriate in connection with administering the Plan. The Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the Administrator in good faith in reliance upon any opinions or reports furnished to the Administrator by any such experts or other persons. To the extent of any such delegation, the delegate shall have the duties, powers, authority and discretion of the Administrator.
14.04 Fiduciary Responsibilities With Respect to Company Stock.
The Company shall appoint a person to act as the Designated Fiduciary with respect to all matters affecting Participants’ rights with respect to Company Stock as described in Section 8.05. Such fiduciary shall have full authority and power to take any such actions as it deems necessary or appropriate to ensure that such rights are enforced.
14.05 Charges on Participants’ Accounts.
To the extent permitted under ERISA, the Administrator may, in its discretion, charge Participants’ Accounts for the reasonable expenses of administering the plan; including the expenses associated with providing a loan from a Participant’s Account but excluding processing fees for qualified domestic relation orders in accordance with Section 414(p) of the Code.
14.06 Expenses.
All expenses incurred in connection with the administration of the Plan, including, without limitation, administrative expenses and compensation and other expenses and charges of any person who shall be employed by the Administrator pursuant to Section 14.03, excluding settlor expenses, shall be paid from the Trust Fund unless paid separately by the Participating Employers.
14.07 Compensation.
No person or member of a committee serving as the Administrator who is a full-time employee of a Participating Employer shall receive any compensation for services as member of the Administrator.

Any expenses of the Administrator shall be paid from the Trust Fund, unless paid by the Participating Employee.
14.08 Exercise of Discretion.
Any person with any discretionary power in the administration of the Plan shall exercise such discretion in a nondiscriminatory manner.
14.09 Fiduciary Liability.
In administering the Plan, neither the Administrator nor any person or member of a committee serving as the Administrator nor any person to whom the Administrator delegates any duty or power in connection with administering the Plan shall be liable, except in the case of his or her own willful misconduct, for:
(a)	any action or failure to act,

(b)	the payment of any amount under the Plan,

(c)	any mistake of judgment made by him or her or on his or her behalf, or
(d)	any omission or wrongdoing of any member of the Administrator. No member of the Administrator shall be personally liable under any contract, agreement, bond, or other instrument made or executed by him or her or on his or her behalf as a member of the Administrator.
14.10 Indemnification by Participating Employers.
To the extent not compensated by insurance or otherwise, the Participating Employers shall indemnify and hold harmless each person and each member of a committee serving as the Administrator, and each employee of a Participating Employer designated by the Administrator to carry out fiduciary responsibility with respect to the Plan from any and all claims, losses, damages, expenses (including counsel fees approved by the Company) and liabilities (including any amount paid in settlement with the approval of the Company), arising from any act or omission of such member, except where the same is judicially determined to be due to willful misconduct of such member or employee. Anything herein to the contrary notwithstanding, no assets of the Plan may be used for any such indemnification.
14.11 Plan Participation by Fiduciaries.
No person who is a fiduciary with respect to the Plan shall be precluded from being a Participant therein upon satisfying the requirements for eligibility.
14.12 Missing Persons.
In the event that the Administrator is unable to locate a Participant or Beneficiary within five (5) years after an Account becomes payable, the Administrator shall take the following actions:
(a)	mail notice by registered mail, return receipt requested, to the last known address;
(b)	if no reply to notice is received within sixty (60) days, the Administrator shall take such further diligent effort to ascertain the whereabouts of such Participant or Beneficiary as the Administrator deems appropriate under ERISA; and

(c)	if such effort is unsuccessful, the Administrator shall invest the balance of the Participant’s Account in an interest bearing savings account held by the Trustee. The savings account shall be registered in the name of the person entitled to the distribution. The establishment of the savings account shall be deemed full payment of any amounts due from the Plan.
14.13 Claims Procedure.
All claims for benefits under the Plan by a Participant or the Participant’s Beneficiary with respect to benefits not received by such person shall be made in writing to the Administrator, which shall review such claims. If the Administrator believes that a claim should be wholly or partially denied, it shall notify the claimant of the denial in written or electronic form within ninety (90) days after its receipt of the claim unless the Administrator determines that special circumstances exist for an extension of time for processing beyond ninety (90) days. The Administrator shall provide notice to the claimant within the initial ninety (90) day period which shall state the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination. Notice of an adverse determination shall:
(a)	set forth the specific reason or reasons for the adverse determination, making reference to the pertinent provisions of the Plan or the Plan documents on which the determination is based;
(b)	describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;
(c)	describe the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and
(d)	inform the person making the claim of his or her right pursuant to this Section 14.13 to appeal the decision by the Administrator.
Any such person may appeal an adverse claim determination to the Administrator by submitting a written request for review to the Administrator within sixty (60) days after the date on which such denial is received. Such period may be extended by the Administrator for good cause The person making the request for review
(a)	upon request and free of charge, shall be given reasonable access to, and copies of, all documents, records and other information relevant (as determined under Labor Regulation 2560.503-1(m)(8)) to the claimant’s claim for benefits; and
(e)	may include within the appeal written comments, documents, records and other information relevant to the claim.
The Administrator shall:
(a)	provide for a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination; and

(b)	decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Administrator for up to an additional sixty (60)

days in special circumstances. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant within the initial sixty (60) day period and shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the determination on review.
The Administrator’s decision shall be in writing or in electronic form and shall include:
(a)	the specific reason or reasons for the adverse determination;
(b)	reference to the specific plan provisions on which the benefit determination is based; and
(f)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as determined under Labor Regulation 2560.503-1(m)(8)) to the claimant’s claim for benefits and shall refer to pertinent provisions of the Plan or of the Plan documents on which the decision is based.
ARTICLE 15
AMENDMENT AND TERMINATION OF PLAN
15.01 Amendment.
The Company may at any time and from time to time amend the Plan by action of the Board of Directors without the consent of any Trustee, any other Participating Employer, or any Participant or Beneficiary, Such amendment may be adopted by resolution, by such other action permitted by the Company’s charter or by-laws, or by such other method permitted by the laws of the state of the Company’s incorporation.
Notwithstanding the foregoing:
(a)	no amendment that materially affects the Trustee’s duties shall be effective without the written consent of the Trustee;
(b)	no amendment shall cause the Trust Fund to be used other than for the exclusive benefit of Participants and their Beneficiaries; and
(c)	no amendment may reduce or eliminate any benefit which is a “Section 411(d)(6) Protected Benefit” except as permitted under applicable Treasury Regulations.
15.02 Right to Terminate Plan.
The Company intends to maintain the Plan as a permanent tax-qualified retirement plan. Nevertheless, the Company reserves the right to terminate the Plan (in whole or in part) at any time, by action of the Board of Directors, without the consent of any Trustee, any other Participating Employer, or any Participant or Beneficiary. Such termination may be adopted by resolution, by such other action permitted by the Company’s charter or by-laws, or by such other method permitted by the laws of the state of the Company’s incorporation.

15.03 Consequences of Termination.
(a)	If the Plan is terminated in whole or in part, the interest of each Participant affected by the termination in his or her Account will become fully vested and nonforfeitable as of the date of the termination.
(b)	If the Plan is terminated in whole or in part, the Administrator shall determine the date and manner of distribution of all Participants’ Accounts.
(c)	The Administrator shall give prompt notice to each Participant (or, if deceased, the Participant’s Beneficiary) affected by the Plan’s complete or partial termination.
ARTICLE 16
PARTICIPATING EMPLOYERS
16.01 Adoption by Other Employers.
Any Affiliated Company may adopt the Plan and join in the Trust Fund created hereunder and become a Participating Employer with respect to the participation in the Plan by Eligible Employees of such Affiliated Company. All contributions made by Participating Employers, and the income therefrom, shall be held by the Trustees as a part of a single Trust Fund without allocation among the Participating Employers until the Administrator shall notify the Trustees of the termination of the Plan as to any Participating Employer pursuant to Section 16.03(c).
16.02 Delegation of Powers and Authority.
A Participating Employer shall be deemed to appoint the Board of Directors and the Administrator as its exclusive agent to exercise on its behalf all of the powers and authority conferred upon the Board of Directors and the Administrator by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan and the Trust Fund created hereunder. The authority of the Board of Directors and the Administrator to act as such agent shall continue with respect to all funds contributed by each Participating Employer and the income therefrom unless and until the amount of such funds and income has been distributed by the Trustees as provided in Section 16.03.
16.03 Termination of Participation.
(a)	The Administrator shall notify the Trustees in writing of the termination of the Plan as to any Participating Employer, and the Trustees shall not accept any further contributions under the Plan from such Participating Employer and shall set aside in a separate account such part of the Trust Fund as the Administrator shall, pursuant to paragraph (b), determine to be held for the benefit of Eligible Employees of the Participating Employer (and their Beneficiaries), as of the last day of the Plan Year which is such Participating Employer’s termination date under the Plan.
(b)	The Administrator shall give written directions to the Trustees with respect to the part of the assets of the Trust Fund segregated in a separate account pursuant to paragraph (a). Such directions shall specify the amount to be segregated and shall be in accordance with generally accepted accounting principles, and, to the maximum extent consistent with ERISA, the determination of the fair market value of the assets of the Trust Fund in the manner provided for in the Plan shall be conclusive for the purpose of such segregation. The Trustees shall follow such directions of the Administrator which shall constitute a conclusive determination of the amount which should be segregated for the benefit of the Eligible Employees of such Participating Employer (and their Beneficiaries).

(c)	The Trust Fund shall continue as to any Participating Employer, despite receipt by the Trustees of notice of termination of the Plan as to such Participating Employer, for such time as may be necessary to effect such termination. Upon receipt by the Trustees from the Administrator of notice to terminate the Trust Fund as to such Participating Employer, the Trustees shall, with reasonable promptness after receipt of such notice, arrange for the orderly distribution, in accordance with written instructions of the Administrator which shall be given in conformity with the provisions of the Plan and ERISA, of the assets segregated with respect to such Participating Employer pursuant to this Article 16.
ARTICLE 17
TOP-HEAVY PLAN PROVISIONS
17.01 Applicability.
If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Article 17 shall supersede any conflicting provisions of the Plan.
17.02 Definitions.
The following definitions shall apply for purposes of this Article 17:
(a)	“Determination Date” means (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.
(b)	“Key Employee” means any Employee or former Employee who is a Key Employee within the meaning of Section 416(i)(l) of the Code and the regulations thereunder.
(c)	“Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other plan or plans of the Company or any Affiliated Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.
(d)	“Required Aggregation Group” means (i) each qualified plan of the Company or any Affiliated Company in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Company or any Affiliated Company which enables a plan described in clause (i) to meet the requirements of Section 401(a)(4) or 410 of the Code.
(e)	“Super Top-Heavy Plan” means a Top-Heavy Plan with respect to which the Top-Heavy Ratio exceeds 90 percent (90%).
(f)	“Top-Heavy Plan” means, with respect to any Plan Year, the Plan if any of the following conditions exist:

(i)	The Top-Heavy Ratio for the Plan exceeds 60 percent (60%) and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(ii)	The Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent (60%); or

(iii)	The Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent (60%).
(g)	“Top-Heavy Ratio” means as follows:
(i)	If the Company or any Affiliated Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company or any Affiliated Company has not maintained any defined benefit plan which during the five (5) year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five (5) year period ending on the Determination Date(s), and the denominator of which is the sum of all account balances (including any part of any account distributed in the five (5) year period ending on the Determination Date(s), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(ii)	If the Company or any Affiliated Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company or any Affiliated Company maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with clause (i) above, and the present value of accrued benefit under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with clause (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of any accrued benefit made in the five-year period ending on the Determination Date.

(iii)	For purposes of clauses (i) and (ii) above, the value of account balances and the present, value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with the Company or any Affiliated Company maintaining the Plan at any time during the five (5) year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.
The accrued benefits of a participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company or any Affiliated Company, or (b) if there is no such method, as if such benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(l)(C) of the Code.
17.03 Minimum Contribution.
(a)	If a Participant is a non-Key Employee on the last day of a Plan Year in which the Plan is a Top-Heavy Plan Plan, and is not a participant in any other plan maintained by an Company or any Affiliated Company that provides the Participant with such a minimum contribution or with a comparable minimum accrual, the total of the Company or any Affiliated Company contribution allocated to such Participant’s Account for such Plan Year in which the Plan is a Top-Heavy Plan shall not be less than three percent (3%) of the Participant’s Compensation for the Plan Year in which the Plan is a Top-Heavy Plan. If the Company or any Affiliated Company has no defined benefit plan which designates the Plan to satisfy Section 401(a)(4) or 410 of the Code and the highest percentage obtained by dividing the sum of the Company or any Affiliated Company contribution made for the benefit of each Key Employee by the Key Employee’s Compensation for such Plan Year is less than three percent (3%), such highest percentage shall be substituted therefor in the preceding sentence.

(b)	In the event a Participant who is a non-Key Employee is covered under both a defined contribution plan and a defined benefit plan maintained by the Company or any Affiliated Company, notwithstanding anything herein to the contrary, the minimum contribution or benefit required by this Section 17.03 and by Section 416 of the Code shall be deemed satisfied if any one of the following rules is satisfied:
(i)	each such Participant receives the defined benefit minimum as specified in Section 416(c)(l) of the Code;

(ii)	the defined benefit minimum (as defined in clause (i), above) is provided each such Participant by the defined benefit plan and is offset by the benefits provided under the defined contribution plan;

(iii)	the defined contribution plan provides aggregate benefits at least comparable to those provided by the defined benefit plan; or

(iv)	if contributions and forfeitures under the defined contribution plan equal five percent (5%) of the Compensation for each Top-Heavy Plan.
17.04 Compensation Limitation.
For any Plan Year in which the Plan is a Top-Heavy Plan, the compensation limitation described in Section 416(d) of the Code shall apply.
17.05 Aggregate Limit on Contributions and Benefits for Key Employees.
For Plan Years beginning before January 1, 2000, if either of the following occurs, then 1.0 shall be substituted for 1.25 in the denominators of the defined benefit plan and defined contribution plan fractions used in computing the aggregate limitations set forth in Section 415 of the Code:
(a)	A Key Employee participates in both a defined benefit plan and a defined contribution plan of the Company or any Affiliated Company and the plans are Super Top-Heavy Plans.
(b)	A Key Employee participates in both a defined benefit plan and a defined contribution plan of the Company or any Affiliated Company and the plans are Top-Heavy Plans and an Extra Minimum Benefit or Extra Minimum Contribution is not provided for non-Key Employees.
For purposes of this section, Extra Minimum Benefit or Contribution shall mean one percent (1%) more than the standard minimum benefit or contribution required for non-Key Employees under Top-Heavy Plans as prescribed by Section 416(c) of the Code.
ARTICLE 18
GENERAL PROVISIONS
18.01 Trust Fund Sole Source of Payments for Plan.
The Trust Fund shall be the sole source for the payment of all Participants’ Accounts, and the Plan’s liability to make payment to any Participant or the Participant’s Beneficiary shall be limited to the extent that the balance in such Participant’s Account is sufficient to make such payment. In no event shall assets of the Company, any Affiliated Company, or any non Participating Employer be applied for the payment of Plan benefits.
18.02 Exclusive Benefit.
The Plan is established for the exclusive benefit of the Participants and their Beneficiaries, and the Plan shall be administered in a manner consistent with the provisions of Section 401 (a) of the Code and ER1SA.
18.03 Non-Alienation.
No benefit payable at any time under the Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or subject to attachment, garnishment, levy, execution, or other Segal or equitable process, except for (1) a Federal tax levy made pursuant to Section

6331 of the Code, (2) any benefit payable pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and (3) an offset of a Participant’s benefits as described in Section 206(d)(4) of ERISA. Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void.
(a)	Employee Transfers.
The transfer of an Employee between the Company and an Affiliated Company shall not be considered to be a termination of employment for purposes of the Plan.
18.04 Qualified Domestic Relations Order.
(a)	All rights and benefits, including elections, provided to a Participant in the Plan shall be subject to the rights afforded to any alternate payee (as defined in Section 414(p)(8) of the Code) under a qualified domestic relations order (as defined in Section 414(p) of the Code).
(b)	Notwithstanding anything in the Plan to the contrary, a distribution to an alternate payee shall be permitted if such distribution is authorized by the qualified domestic relations order without regard as to whether the affected Participant is currently entitled to receive a distribution.
18.05 Incapacity.
If the Administrator deems any Participant or Beneficiary who is entitled to receive payments hereunder incapable of receiving the same by reason of age, illness, infirmity, or incapacity of any kind, the Administrator may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant or Beneficiary, or to pay the same to any responsible person caring for the Participant or Beneficiary who is determined by the Administrator to be qualified to receive and disburse such payments for the Participant’s or Beneficiary’s benefit; and the receipt of Plan benefit payment by such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section 19.06 shall be in complete discharge to the extent thereof of any and all liability of the Participating Employers, the Administrator, the Trustee and the Trust Fund.
18.06 Employment Rights.
Each Participating Employer’s right to discipline or discharge its employees shall not be affected by reason of any of the provisions of the Plan. Neither the action of the Company in establishing the Plan, nor of any Participating Employer in adopting the Plan, nor any provisions of the Plan, nor any action taken by the Company, any Participating Employer or the Administrator shall be construed as giving to any Employee the right to be retained in the employ of the Company or any Participating Employer, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Trust Fund.
18.07 Return of Contributions.
(a)	Except as specifically provided in the Plan, under no circumstances shall any funds contributed to the Trust Fund or any assets of the Trust Fund ever revert to, or be used by, the Company or any Affiliated Company.
(b)	Any contributions made by any Participating Employer may be returned to the Participating Employer if:

(i)	the contribution is made by reason of a mistake of fact; or

(ii)	the contribution is conditioned on its deductibility for federal income tax purposes (each contribution shall be deemed to be so conditioned unless otherwise stated in writing by the Participating Employer) and such deduction is disallowed;
provided such contribution is returned within one (1) year of the discovery of the mistake of fact, the disallowance of the deduction for federal income tax purposes or the receipt of written notice from the Internal Revenue Service (in response to the request for its favorable determination) that the Plan fails to qualify under Section 401(a) of the Code, as the case may be. The amount of contribution that may be returned shall be reduced to reflect its proportionate share of any net investment loss in the Trust Fund. In the event clause (ii) applies, the returned contribution may include any net investment earnings or gain in the Trust Fund.
18.08 Distribution of Salary Deferral Contributions in Event of Merger or Sale.
Notwithstanding anything in the Plan to the contrary, Salary Deferral Contributions, and income attributable thereto, may be distributed to Participants or their beneficiaries as soon as administratively practicable after any of the following events:
(a)	The termination of the Plan, provided that neither the Company nor any Affiliated Company maintains another defined contribution plan (other than an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code) at such time or establishes a successor defined contribution plan (other than an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code) during the period ending 12 months after the distribution of all assets of the Plan;
(b)	The sale or other disposition, to an entity that is not an Affiliated Company, of substantially all of the assets used by the Company or an Affiliated Company in the trade or business in which the Participant is employed, but only with respect to Participants who continue employment with the acquiring entity; or
(c)	The sale or other disposition, to an entity that is not an Affiliated Company, of the Company’s or an incorporated Affiliated Company’s interest in a subsidiary, but only with respect to Participants who continue employment with such subsidiary.
18.09 Merger, Consolidation or Transfer.
The Plan shall not be merged or consolidated with, nor shall any Plan assets or liabilities be transferred to, any other qualified plan, unless each Participant (if the other plan has then terminated) would receive a benefit that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).
18.10 Action by the Company.
Whenever the Company under the terms of the Plan is permitted or required to do or perform any act, matter or thing, it shall be done by a person duly authorized by the Company’s legally constituted authority.

18.11 Applicable Law.
Except as otherwise expressly required by ERISA, the Plan shall be construed and governed in accordance with the laws of the State of California.
18.12 Rules of Construction.
Section headings are used for convenience of reference only and shall not affect the meaning of any provisions of the Plan.
18.13 Severability of Provisions.
If any provision of the Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

18.14 Withholding.
The Administrator and the Trustee shall have the right to withhold any and all state, local and Federal taxes which may be withheld in accordance with applicable law.
IN WITNESS WHEREOF, Countrywide Credit Industries, Inc. by its proper officers duly authorized by its Board of Directors, has caused this amended and restated Plan to be executed on this 14 of December, 2001.

COUNTRYWIDE CREDIT INDUSTRIES, INC.

/s/ Anne McCallion Anne McCallion
Managing Director, Chief Administrative Officer

Attest:	/s/ Susan Bow Susan Bow
Assistant Secretary

APPENDIX A
DEFINITION OF CHANGE IN CONTROL
Definition of Change in Control.
A “Change in Control” shall mean the occurrence of any one of the following events:
(a)	An acquisition (other than directly from the Company) of any common stock or other “Voting Securities” (as hereinafter defined) of the Company by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. For purposes of the Plan, (i) “Voting Securities” shall mean the Company’s outstanding voting securities entitled to vote generally in the election of directors and (ii) a “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (I) the Company or (II) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (B) the Company or any of its Subsidiaries, or (C) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);
(a)	The individuals who, as of May 6, 1996, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or the actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
(b)	The consummation of:
(i)	A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company where:
(A)	the Company’s stockholders, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”)
A-1

in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or in the event that, immediately following the consummation of such transaction, a corporation beneficially owns, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, the board of directors of such corporation; and

(C)	no Person other than (I) the Company, (II) any Subsidiary, (III) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (IV) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities or its common stock;
(ii)	A complete liquidation or dissolution of the Company; or

(iii)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person, (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increases the percentage of the then outstanding common stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
A-2

APPENDIX B
RULES APPLYING TO PARTICIPANT LOANS
The Managing Director, Human Resources of the Countrywide Credit Industries, Inc. 401(k) Savings and Investment Plan (the “Plan”) has adopted the rules and procedures set forth below with respect to plan loans under Article 10 of the Plan.
MAY I BORROW MONEY FROM MY PLAN ACCOUNTS?
Yes, if you currently are eligible to participate in the Plan, and if your application for a loan is approved by the Administrator, you may borrow money from your accounts (other than the portion of your account attributable to a transfer from the Countrywide Credit Industries, Inc. Profit Sharing Stock Ownership Plan (“ESOP account”)). Loans will be made on a uniform and nondiscriminatory basis.
HOW DO I APPLY FOR A LOAN?
You may apply for a loan by completing the loan application form(s) provided by the Administrator.
ARE THERE ANY RESTRICTIONS ON THE AMOUNT I CAN BORROW?
The minimum amount you may borrow is $1,000. The maximum amount you may borrow is determined by the vested amount of your Plan account balance (excluding your ESOP account) as determined as of the date on which your loan is approved. The following table shows the Maximum Loan Amount that is permitted based on your vested Plan account balance (excluding your ESOP account balance):

Your Vested
Account Balance (excluding your ESOP	Maximum Loan
account balance)	Amount
$ 0-$ 1,999	No loans allowed

$ 2,000 - $ 99,000	50% of your vested account balance under the
Plan (excluding your ESOP account balance)

$ 100,000 or more	$ 50,000
If you have had a loan outstanding during the previous 12 months or a defaulted loan, that loan amount, including unpaid interest on a defaulted loan, must be taken into account in determining the maximum amount you can borrow.
MAY I SPECIFY THE INVESTMENT FUND FROM WHICH I WANT TO BORROW?
No. The loan amount will be divided on a pro rata basis across the investment funds in your salary deferral contribution account, rollover contribution account and employer contribution account, to the extent vested.

MAY I HAVE MORE THAN ONE LOAN OUTSTANDING AT A TIME?
Yes. You may have up to two loans outstanding.
WHAT WILL THE INTEREST RATE BE?
The annual interest rate on loans will be two percent (2%) plus the prime lending rate stated in the Money Rates section of The Wall Street Journal on the last business day of the calendar month prior to the date your loan application is approved by the Administrator.
WHAT IS THE TERM OF THE LOAN?
In general, loans must be repaid within five (5) years or less. However, if at the time the loan is made you intend to use the loan to acquire a house, apartment, or condominium which within a reasonable time will be used as your principal residence, the loan will have a maximum repayment period of fifteen (15) years. The Administrator may require you to furnish information verifying your use of the loan to purchase your principal residence. Loan repayments will be suspended as permitted under section 414(u)(4)of the Code.
DO I HAVE TO GIVE ANY SECURITY FOR THE LOAN?
Yes. The loan is secured by your vested Plan account balances other than your ESOP account. In addition, you will be personally liable for the amount of the loan.
HOW DO I REPAY THE LOAN?
While you are an employee, payments of principal and interest are made through payroll deductions.
If you take an approved leave of absence, you will be able to continue to repay the loan through monthly payments of principal and interest.
The payments will begin with the first month following the month in which you receive the loan. The repayment amounts will be equal, except for the final payment.
WHAT HAPPENS TO LOAN REPAYMENTS UNDER THE PLAN?
Repayments of principal and interest on your loan will be allocated to your Plan account other than your ESOP account. Each repayment will be invested according to your current investment selection when the repayment is made.
CAN I PREPAY THE LOAN?
Yes. There is no penalty if you want to prepay all of the unpaid balance on your loan. However, your minimum prepayment must be at least one multiple of your current loan payment amount or, if smaller, the outstanding balance of the loan.
WHAT HAPPENS IF I DEFAULT ON LOAN PAYMENTS?

You will be considered to be in default if you miss any scheduled loan repayment.
Once the loan is declared in default it will become immediately due and payable as of the last day of the month in which it is declared in default. If you do not cure the default within 60 days, in addition to any other remedies permitted by law, any outstanding loan balance (including accrued, but unpaid, interest) may be charged against your salary deferral contribution account, rollover contribution account, if any, and your employer contribution account to the extent vested under the Plan.
If and to the extent the outstanding loan balance is charged against your Plan account, as described above, the amount of such charge shall be deemed to be a taxable distribution to you from your Plan account. The Administrator may elect to charge the unpaid loan balance against your Plan account, as described above, whether or not you would otherwise be entitled to a distribution from the Plan.
If the unpaid loan amount is treated as a distribution, the taxable portion of this distribution will be reported to the IRS. You will be responsible for any taxes due as a result of treating the unpaid amount as a distribution.
If the unpaid balance of the loan cannot be satisfied from your Plan accounts described above or wages, the Administrator will have the same legal rights and remedies as a creditor to collect the remaining amount.
WHAT HAPPENS IF I TERMINATE EMPLOYMENT?
If your Plan account balance is distributed to you at the time of your termination, the amount to be distributed to you from the Plan will be reduced by the unpaid loan balance (including accrued interest) UNLESS you elect to repay the loan in full.
If you decide to delay distribution, you may continue to repay the loan through monthly payments of principal and interest.

APPENDIX C
CERTAIN MERGER AND SPINOFF TRANSACTIONS
     The following table sets forth certain corporations or other trades or businesses and the qualified plan and trustee who shall receive the assets specified in resolutions of the Board of Directors.

Name of Plan	Trustee	Assets
INMC Mortgage Holdings, Inc. 401(k)Plan	Scudder Trust Company	Employer Contribution Account*; ESOP
Account*; Rollover Contribution Account;
Salary Deferral Contribution Account; Plan Loans

*	Shares of Countrywide Credit Industries, Inc. common stock shall be transferred in kind.
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APPENDIX D
SPECIAL SERVICE RECOGNITION PROVISIONS
AND LOAN ROLLOVERS
     The following table sets forth certain corporations or other trades or businesses acquired by the Participating Employer and the degree to which pre-acquisition service shall be recognized hereunder pursuant to Section 2.16 hereof and as specified in a resolution of the Board of Directors.

Acquired Company	Recognition of Service	Effective Date
Leshner Financial, Inc.	Pre-acquisition service shall be recognized for purposes of eligibility to participate and vesting.	February 28, 1997

Balboa Life Insurance Company	Pre-acquisition service with Balboa, Textron, AVCO and Associates shall be recognized for purposes of eligibility to participate, vesting and eligibility for matching contributions.	November 30, 1999

Participant loans from the Associates’ Savings and Profit Plan are Eligible for rollover.

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